UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
________________

FORM SB-2

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

(Amendment No. 3)

Theater Xtreme Entertainment Group, Inc.
(Name of Small Business Issuer in Its Charter)

Florida (State or other jurisdiction of incorporation or organization)	5731 (Primary Standard Industrial Classification Code Number)	65-0913583 (IRS Employer Identification No.)

250 Corporate Boulevard
Suites E & F
Newark, Delaware 19702
(302) 455-1334
(Address and telephone number of principal executive offices and principal place of business)

Scott Oglum
250 Corporate Boulevard
Suites E & F
Newark, Delaware 19702
(302) 455-1334
(Name, address and telephone number of agent for service)

Copies of Communications to:
Steven B. King, Esq.
Ballard Spahr Andrews & Ingersoll, LLP
1735 Market Street, 51st Floor, Philadelphia, PA 19103-7599
(215) 665-8500

Approximate date of commencement of proposed sale to public: as soon as practicable after the registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ].

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ].

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ].

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Unit (3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)
Common stock offered by selling security holders	17,749,342 shares	$1.00	$17,749,342	$1,899
Amount Previously Paid				$1,899
Total Filing Fee Owed				$0

(1)
In the event of a stock split, stock dividend or similar transaction involving the Registrant’s common stock, in order to prevent dilution the number of shares registered pursuant to this Registration Statement automatically shall be increased to cover the additional shares in accordance with Rule 416 under the Securities Act.

(2)	Calculated under Section 6(b) of the Securities Act as .000107 of the aggregate offering price.

(3)
For the purpose of computing the registration fee in accordance with Rule 457(c), the proposed maximum offering price is based upon the most recent equity offering dated January 20, 2006, which is $1.00 per share.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We have filed a registration statement with the Securities and Exchange Commission relating to this offering. Neither we nor selling security holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state.

Subject to Completion - - Dated February 17, 2006
________________________________________________________________

PROSPECTUS

Theater Xtreme Entertainment Group, Inc.

17,749,342 Shares of Common Stock Offered by Selling Security Holders

The shareholders listed under the heading “Selling Security Holders” collectively are offering for sale 17,749,342 shares of common stock of Theater Xtreme Entertainment Group, Inc. Theater Xtreme Entertainment Group, Inc. will not receive any of the proceeds from the sales of the shares of common stock by the selling shareholders. The selling shareholders may be deemed underwriters of the shares of common stock, which they are offering. We will pay the expenses of registering these shares.

The selling shareholders will offer their shares of common stock for sale at a price of $1.00 per share until the shares of the Company are quoted on the OTC Bulletin Board or another market quotation system. Thereafter, the selling shareholders may offer and sell the shares of common stock owned by them in one or more transactions from time to time, at prices and on terms determined by the market, in privately negotiated transactions or through underwriters.

Our shares of common stock are not yet publicly traded. The last reported sale price of our common stock was in an equity offering on January 20, 2006 at $1.00 per share.

There are certain risks involved with the ownership of our common stock, including risks related to our business and the market for our common stock. (See “Risk Factors” beginning on page 3.)

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February ___, 2006

  PROSPECTUS SUMMARY

This is only a summary and does not contain all the information that may be important to you. You should read the more detailed information contained in this prospectus, including but not limited to, the Risk Factors beginning on page 3.

About Us

Theater Xtreme Entertainment Group, Inc. (the “Company”) is a retail store and franchise marketing company engaged in retail sales and distribution through the operation of its home cinema design centers, the sale of franchise stores and wholesale product distribution to franchisees.

The Company’s design centers focus on the sale and installation of affordable large screen front projection in-home cinema rooms comprised of video and audio home theater components. A majority of its home theater systems are installed on-site at customer homes, with screen sizes ranging from 80 inches to over 12 feet. The Company also sells theater seating, interior décor items, accessories and its proprietary digital theater management system called OneView™. The Company targets its home theater system marketing toward a larger consumer base than traditional custom home theater companies and focuses on lower retail price points in a store setting where customers can easily and readily encounter the complete home theater experience in a number of home settings.

Retail pricing of the Company’s video systems starts at under $3,000 per system. Video systems employ components from manufacturers such as Infocus®, Klipsch, Polk Audio, Bose, Denon, and Marantz. Not all stores carry all products. A basic home theater system might include a 92” screen, ceiling mounted projector, and cabling, all of which would be installed by the Company at the customer’s choice of location. Video systems are sold as cinema packages and are branded under theater names, such as “The Rialto,” “The Majestic,” “The Palace,” and “The Grand.”

On February 11, 2005, Theater Xtreme, Inc. merged with and into BF Acquisition Group II, Inc., a Florida corporation. The merged entity changed its name to Theater Xtreme Entertainment Group, Inc. The discussion in this prospectus refers to Theater Xtreme, Inc. for all periods prior to the effective date of the merger and to the combined company, Theater Xtreme Entertainment Group, Inc., thereafter.

Our Address and Telephone Number

Our principal business office is located at 250 Corporate Boulevard, Suites E & F, Newark, Delaware 19702, and our telephone number at that address is (302) 455-1334. Our website is www.theaterxtreme.com. The information on our website is not part of this prospectus.

Recent Developments

On September 6, 2005, the Company entered into a franchise agreement for a design center to be located in Boise, Idaho. On October 3, 2005, the Auburn Hills, Michigan franchise design center opened for business. On October 12, 2005 the Company entered into a franchise agreement for a design center to be located in Pittsburgh, Pennsylvania. On November 11, 2005 the Company entered into two franchise agreements for design centers to be opened in Salt Lake City, Utah and Provo, Utah. On November 18, 2005, the Company entered into a franchise agreement for a design center to be located in Columbus, Ohio. On November 23, 2005, the Company entered into two franchise agreements for design centers to be located in Melbourne, Florida and Orlando, Florida.  On November 28, 2005, the Company entered into franchise agreements for design centers to be located in Boca Raton, Florida, Pembroke Pines, Florida and Kendall, Florida.  On December 2, 2005, the Company entered into a franchise agreement for a design center to be located in Berwyn, Pennsylvania.

On November 17, 2005, the Company completed a private placement transaction by selling to certain accredited and non-accredited investors an aggregate of 3,757,142 shares of its common stock at an offering price of $.35 per share. The Company received gross proceeds from the sale of these shares equal to approximately $1,315,000. After offering expenses, this amount is estimated to be approximately $1,271,000. The shares of the Company’s common stock were issued in reliance upon exemptions from registration available under Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended, and are “restricted securities.”

On October 19, 2005, the Company increased the number of shares reserved for its Stock Option Plan to 1,700,000 shares from 1,400,000 shares. On November 8, 2005, the Company further increased the number of shares to 2,000,000 shares from 1,700,000. Such increase was approved by the shareholders at the Company’s 2005 Annual Meeting of Shareholders on December 21, 2005.

On January 20, 2006, the Company commenced a private placement transaction for up to 500,000 shares of its common stock at an offering price of $1.00 per share. The shares of the Company's common stock are being issued in reliance upon exemptions from registration available under Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended, and are "restricted securities."

The Offering

Common stock currently outstanding:	17,749,342 [1]
Common stock offered by the Selling Security Holders:	17,749,342
Common stock available for issuance after commencement of the offering:	32,250,658
______________
(1)  As of January 26, 2006. Includes approximately 9,590,767 shares held by affiliates. See “Security Ownership of Certain Beneficial Owners and Management,” below.

Summary Financial Information

The following tables set forth summary financial information and other equity information about us. The tables include our audited financial data for the years ended June 30, 2005 and June 30, 2004 and unaudited financial data for the six months ended December 31, 2005 and December 31, 2004. You should read this summary information in conjunction with “Management’s Discussion and Analysis of Financial Condition or Plan of Operation” which includes a discussion of factors materially affecting the comparability of the information presented, and in conjunction with our financial statements and the related financial statement notes included elsewhere in this prospectus.

	Fiscal Year Ended June 30, 2005	Fiscal Year Ended June 30, 2004	Six Months Ended Dec. 31, 2005	Six Months Ended Dec. 31, 2004
Statement of Operations Data			(unaudited)	(unaudited)
Revenues	$2,822,871	$933,669	$2,003,980	$1,092,291
Operating Income (Loss)	$(1,502,794)	$(292,105)	$(1,009,136)	$(337,985)
Net Loss	$(1,532,685)	$(295,748)	$(1,011,706)	$(352,515)
Loss per Share	$(0.12)	$(0.04)	$(0.06)	$(0.04)
Average Shares Outstanding	12,358,814	7,996,439	17,105,708	9,775,000

Balance Sheet Data
Current Assets	$719,226	$306,602	$969,516	$470,165
Total Assets	$1,007,646	$478,501	$1,375,198	$670,096
Current Liabilities	$936,016	$296,767	$1,527,914	$718,590
Total Liabilities	$976,630	$524,249	$1,584,915	$743,359
Shareholders’ Equity (Deficit)	$31,016	$(45,748)	$(209,717)	$(73,263)

  RISK FACTORS

Certain risks involved in investing in the common stock offered under this prospectus are described below. You should carefully consider each of the following factors and all of the information both in this prospectus and in the other documents we have filed with the Securities and Exchange Commission. See “Where You Can Find More Information.”

Limited Company History

Theater Xtreme Entertainment Group, Inc. is the successor by merger to Theater Xtreme, Inc., which was formed in 2003 and accordingly, the Company has only a limited history upon which an evaluation of its prospects and future performance can be made. The Company’s operations are subject to all business risks associated with new enterprises. The likelihood of the Company’s success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the establishment and expansion of a business, operation in a competitive industry, and the continued development of advertising, promotions, and a corresponding customer base. There is a possibility that the Company could sustain losses in the future. There can be no assurances that Theater Xtreme Entertainment Group, Inc will operate profitably.

Inadequacy of Funds

Theater Xtreme Entertainment Group, Inc. had a working capital deficit of $558,398 at December 31, 2005 and $216,790 at June 30, 2005 and sustained a net loss of $1,011,706 and $1,532,685 for the six months ended December 31, 2005 and the twelve months ended June 30, 2005, respectively. If the Company does not raise a sufficient amount of capital or sell a significant number of new franchises, it may not have the ability to remain in business until such time (if ever) when it becomes profitable. See “Management’s Discussion and Analysis of Financial Condition or Plan of Operation.”

Potential Dilutive Effect of Additional Infusions of Capital

To finance the Company’s operations, Management plans to sell additional shares of the Company’s common stock or other securities convertible into common stock. Any additional equity financing that the Company receives may involve substantial dilution to its then-existing shareholders. Furthermore, the Company may issue common stock to acquire properties, assets, or businesses. In the event that any such shares are issued, the proportionate ownership and voting power of other shareholders will be reduced.

Dependence on Management

In the early stages of development the Company’s business will be significantly dependent on the Company’s Management team. The Company’s success will be particularly dependent on Scott Oglum, the Company’s chief executive officer, founder of Theater Xtreme, Inc. and developer of the Company’s operations, business plans, and manager of the business. The loss of this individual could have a material adverse effect on the Company.

Risks Associated with Expansion

The Company plans on expanding its business through both an increase in the number of its corporate stores and franchise stores. Any expansion of operations the Company may undertake will entail risks, such actions may involve specific operational activities which may negatively affect the profitability of the Company. Consequently, shareholders must assume the risk that (i) such expansion may ultimately involve expenditures of funds beyond the resources available to the Company at that time, and (ii) management of such expanded operations may divert Management’s attention and resources away from its existing operations, all of which factors may have a material adverse effect on the Company’s present and prospective business activities.

Customer Base and Market Acceptance

Although the Company believes it can develop the retail design store and franchise expansion program, and develop a new store base through the marketing of the franchise opportunity, the inability of the Company to develop such a franchise base could have a material adverse effect on the Company. Although the Company believes that its market timing and the attractiveness of its franchise opportunity compared to that of alternative companies and products is competitive, no assurance can be given that the Company’s, products and e-commerce website will attain a degree of market acceptance on a sustained basis or that it will generate revenues sufficient for sustained profitable operations.

Competition

To the knowledge of Management, competition for our type of franchise operation is non-existent. The sale of home theater systems (including projection systems) is currently handled by established specialty dealers and some well established mass merchants, internet dealers, and custom installation dealers which focus on the upscale marketplace.

Although there does exist some current competition, Management believes that the Company’s marketing program is unique in nature and the expertise of Management combined with the innovative nature of its product matrix and its sophisticated web site will set the Company apart from its competitors. There is the possibility that new competitors could seize on the Company’s product ideas and business model and produce competing stores with similar product matrixes. Likewise, these new competitors could be better capitalized than the Company which could give them a significant advantage. There is the possibility that the competitors could capture significant market share of the Company’s intended market.

General Economic Conditions

The financial success of the Company may be sensitive to adverse changes in general economic conditions in the United States, such as recession, inflation, unemployment, and interest rates. Such changing conditions could reduce demand in the marketplace for the Company’s products and services. Management believes that the Company’s niche products and the extensive product line will insulate it from excessive reduced demand. Nevertheless, the Company has no control over these changes.

Trend in Consumer Preferences and Spending; Possible Fluctuations in Operating Results

The Company’s operating results may fluctuate significantly from period to period as a result of a variety of factors, including purchasing patterns of customers, competitive pricing, debt service and principal reduction payments, and general economic conditions. There is no assurance that the Company will be successful in marketing any of its products or that the revenues from the sale of such products will be significant. Consequently, the Company’s revenues may vary by quarter, and the Company’s operating results may experience fluctuations.

Unanticipated Obstacles to Execution of the Business Plan

The Company’s business plans may change significantly. Many of the Company’s potential business endeavors are capital intensive and may be subject to statutory or regulatory requirements. Management believes that the Company’s chosen activities and strategies are achievable in light of current economic and legal conditions with the skills, background, and knowledge of the Company’s principals and advisors. Management reserves the right to make significant modifications to the Company’s stated strategies depending on future events.

Significant Ownership by Management

As of January 26, 2006, the Company’s officers and directors owned approximately 25% of the Company’s outstanding common shares. If these officers and directors exercised their outstanding stock options, they would own approximately 29% of the then issued and outstanding shares, assuming no further issuance of new common shares. These numbers do not include the 3,000,000 shares owned by Linda Oglum, Scott Oglum’s spouse, for which he disclaims beneficial ownership. Accordingly, officers and directors have a significant influence over the ability to determine the outcome of all corporate actions requiring shareholder approval, including the election of the Company’s Board of Directors. There are no provisions for cumulative voting by shareholders and, accordingly, holders of a majority of the outstanding shares can elect all of our directors.

No Assurances of Protection for Proprietary Rights; Reliance on Trade Secrets

In certain cases, the Company may rely on trade secrets to protect proprietary technology and processes which the Company has developed or may develop in the future. There can be no assurances that secrecy obligations will be honored or that others will not independently develop similar or superior technology. The protection of proprietary technology through claims of trade secret status has been the subject of increasing claims and litigation by various companies both in order to protect proprietary rights as well as for competitive reasons even where proprietary claims are unsubstantiated. The prosecution of proprietary claims or the defense of such claims is costly and uncertain given the uncertainty and rapid development of the principles of law pertaining to this area. The Company, in common with other firms, may also be subject to claims by other parties with regard to the use of technology information and data which may be deemed proprietary to others.

No Current Trading Market for the Company’s Shares

The Company’s common stock is not currently quoted for trading on an exchange or market quotation system. Although Management intends to list the Company’s securities on an exchange or market quotation system, if the Company’s securities qualify, there can be no assurances that the common stock will ever qualify for such a listing.

  FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that relate to the Company’s business. Such statements are not guarantees of future performance and actual results could differ materially from those expressed or implied in such statements as a result of certain factors, including those set forth in “Our Business,” “Risk Factors” and elsewhere in this prospectus. All statements, other than statements of historical facts, included in this prospectus that address activities, events or developments that the Company expects, believes, intends or anticipates will or may occur in the future, including the following matters, are forward looking statements:

•	our ability to obtain the franchise growth and profitability as anticipated by Management;

•	our ability to maintain margin and sales growth rate;

•	our ability to attract and retain quality employees;

•	the effect of changing economic conditions;

•	our ability to obtain adequate debt financing, the proceeds of which would be used principally to fund the opening of additional stores and for working capital

•	continued demand for our products and services; and

•	our ability successfully to compete with competitors in our industry.

The listing of factors is not intended to include all potential risk factors. The Company makes no commitment to update these factors or to revise any forward-looking statements for events or circumstances, occurring after the statement is issued, except as required by law.

  USE OF PROCEEDS

The Company will not receive any proceeds from the sale of the shares of common stock by the selling shareholders. The selling shareholders will offer their shares of common stock for sale at a price of $1.00 per share until the shares of the Company are quoted on the OTC Bulletin Board or another market quotation system. Thereafter, the selling shareholders may offer and sell the shares of common stock owned by them in one or more transactions from time to time, at prices and on terms determined by the market, in negotiated transactions or through underwriters.

  OUR BUSINESS

Theater Xtreme Entertainment Group, Inc. (the “Company”) is a retail store and franchise marketing company engaged in retail sales and distribution through the operation of its home cinema design centers, the sale of franchise stores and wholesale product distribution to franchisees.

The Company’s design centers focus on the sale and installation of affordable large screen front projection in-home cinema rooms comprised of video and audio home theater components. A majority of its home theater systems are installed on-site at customer homes, with screen sizes ranging from 80 inches to over 12 feet. The Company also sells theater seating, interior décor items, accessories and its proprietary digital theater management system called OneView™. The Company targets its home theater system marketing toward a larger consumer base than traditional custom home theater companies and focuses on lower retail price points in a store setting where customers can easily and readily encounter the complete home theater experience in a number of home settings.

Retail pricing of the Company’s video systems starts at under $3,000 per system. Video systems employ components from manufacturers such as Infocus®, Klipsch, Polk Audio, Bose, Denon, and Marantz. Not all stores carry all products. A basic home theater system might include a 92” screen, ceiling mounted projector, and cabling, all of which would be installed by the Company at the customer’s choice of location. Video systems are sold as cinema packages and are branded under theater names, such as “The Rialto,” “The Majestic,” “The Palace,” and “The Grand.”

The Company’s first retail store or “design center” opened on September 1, 2003 in Newark, Delaware and was built to resemble an actual movie theater. A separate distribution center, warehouse and administrative office facility opened in February 2004 also in Newark, Delaware. This multi-purpose facility will provide installation and service, warehousing and product distribution, and other retail support services to a cluster of Company-owned design centers in contiguous and surrounding areas. The second Company-owned design center opened in August 2004 in Wilmington, Delaware and a third Company-owned design center opened in September 2005 in Bel Air, Maryland. The Company anticipates that it will open additional Company-owned design centers in the Mid-Atlantic region in the future.

In early 2005 the Company began to consider changes to the layout of its design centers and engaged the services of an architectural design firm to reconfigure store layouts and establish a more sophisticated appearance to support its brand image and create a more dramatic retail store atmosphere. While the Company is still considering certain design center enhancements, two stores feature the redesigned layout -- one Company-owned store located in Bel Air, Maryland, and one franchisee-operated store located in Auburn Hills, Michigan.

The sale of franchises is integral to the Company’s success. The Company has sold fifteen franchises through December 31, 2005, three of which are currently open for business. The remaining franchised design centers are planned for opening dates throughout 2006. These and future franchised retail design centers will generally reflect enhanced physical layouts and may incorporate other refinements or modifications depending on the store’s physical characteristics. Management expects to expand its franchising activities in 2006 significantly.

When a franchise is sold, the Company receives a one-time initial franchise license fee from the franchisee (currently $40,000 in most states but subject to possible increase in the future) and thereafter receives a set percentage monthly royalty from the franchisee.

Also key to the Company’s success is the franchisees’ use and application of the Company’s franchise “system” that is designed to provide customers with a consistent and exciting store experience, reduce the time it takes to quote custom installation products, and improve the closing rate of the sales staff.

To accomplish these goals, the franchise “system” involves the storewide integration of tour demonstration procedures and an activity management system called SellX™. The Company’s “system” shuns the typical retail response, “May I help you?” in favor of a well defined store tour. After the tour, customers are taken to a design center workstation, integrated into a web-based activity management system. At the workstation the design consultant provides customers with a sales quote. Once a quote is completed, subsequent customer contact is automated, with each design consultant receiving daily instructions following a prescribed marketing and fulfillment strategy. In addition, targeted customer e-mail correspondence maintains contact with all store visitors on an ongoing basis. Home theater component products for franchisee fulfillment are ordered at the time of sale and inventory levels are thereby minimized. The Company believes that its franchise “system” is unique within the audio-video industry.

Another component of the Company’s strategic expansion is increased distribution of targeted private label products. In 2006, the Company plans to expand its current private-label distribution efforts to include audio visual furniture and interior décor elements along with additional private-label accessories. During the past year, the Company was successful in negotiating with certain vendors for production of its private-label products. Seating and décor products are now branded under the RowOne™ trademark. The Company plans to expand its private label branding program to include additional products.

On February 11, 2005, Theater Xtreme, Inc. merged with and into BF Acquisition Group II, Inc., a Florida corporation, formed on April 15, 1999. The merged entity changed its name to Theater Xtreme Entertainment Group, Inc., with its principal offices located at 250 Corporate Blvd., Suites E & F, Newark, DE 19702. The discussion in this prospectus refers to Theater Xtreme, Inc. for all periods prior to the effective date of the merger and to the combined company, Theater Xtreme Entertainment Group, Inc., thereafter.

The Company has a limited operating history for evaluating trends and seasonality.

Targeted Markets

The Company’s customers are primarily home owners and its products are generally installed in homes of middle-income families - homes prices beginning at approximately $250,000. Eighty percent of the sales volume reflects product installed by the Company in customer homes. Twenty percent of the business can be classified as self-installed by the customer. New home buyers, suburban households, and customers remodeling their homes are typical clients. The Company’s product offerings appeal to all customers who enjoy movies, TV, the internet and gaming. Management believes that the cinema rooms are offered at prices which are reasonably affordable such that the product offerings become sufficiently appealing to many customers who would typically not consider custom installed cinema rooms in their households.

Capital Raising Efforts

On November 17, 2005, the Company completed a private placement transaction by selling to certain accredited and non-accredited investors an aggregate of 3,757,142 shares of its common stock at an offering price of $.35 per share. The Company received gross proceeds from the sale of these shares equal to approximately $1,315,000. After offering expenses, this amount is estimated to be approximately $1,271,000. The shares of the Registrant’s common stock were issued in reliance upon exemptions from registration available under Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended, and are “restricted securities.”

In addition, Management began selling up to 500,000 additional shares of the Company's common stock in a private placement transaction at an offering price of $1.00 per share commencing on January 20, 2006.

Employees

The Company currently has 31 full-time employees and no part-time employees. If needed, Management will add other personnel with the proven knowledge and experience to direct and manage the many aspects of the Company’s business operations.

Competition

The Company’s competition comes from existing audio/video dealers, custom audio/video installation companies, regional and national audio/video and general merchandise chain stores, furniture dealers and computer stores. Although the Company markets its private-label theater seating under the RowOne™ brand, other seating, including theater seating, can be found at furniture dealers. Theater seating available at competitive stores and outlets is generally limited to a few styles and selections. The Company’s design centers feature six different seating styles and over 20 color selections. Audio/video products and components comprising the Company’s home theater systems are available from numerous manufacturers and are sold through local authorized specialty stores and regional and national chain stores and outlets. Some manufacturers may place restrictions on certain categories of distribution, notably online sales, the number of authorized dealers and may establish minimum advertised pricing points for certain products. The Company chooses its manufacturers and product offerings based on manufacturer distribution strategy, quality of product offerings and advantages that manufacturers would offer to custom retail stores.

Although the Company believes that few competitive outlets showcase their product offerings and selections in a manner similar to the Company’s design centers, there can be no certainty that other stores will not expand their selections and floor spacing to include similar product offerings, product displays and installation services.

Property

The Company leases its corporate offices, warehouse and retail design centers for various terms under long-term, non-cancelable operating lease agreements. The leases expire at various dates through 2010 and provide for renewal options ranging from none to five years. In the normal course of business, it is expected that these leases will be renewed or replaced by leases on other properties.

Legal Proceedings

The Company is not currently involved in any legal proceedings, and Management is not aware of any other material legal claim or action against the Company which could be expected to have a material adverse effect on our financial position, results of operations or cash flows.

  MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION OR PLAN OF OPERATION

Overview

The Company sells the ultimate home theater -- large-format front projection. A popular perception is that front projection theater systems, with huge screens measured in feet, dynamic surround-sound systems, and comfortable cinema furnishings, are affordable only for wealthy households. Historically, manufacturers, retailers, and custom installers considered front projection and the full-room environment as a small niche and high-price product offering. For this reason, front projectors represent a small fraction of today’s Audio/Visual (“A/V”) market.

However, new technology is providing huge improvements in the picture quality of entry-level, affordable front projection products. Additionally, the globalization of trade markets opens up product sourcing opportunities that provide price advantages for certain home theater products traditionally made in the United States. We feel the market conditions signal an opportune time for a specialty retailer that focuses on a premium home theater solutions at reasonable prices. We also feel that consumers are becoming increasingly receptive to the idea of  significantly improving their home entertainment experience.

Our view of the custom installation market is that it currently focuses on higher-priced products and individual components. We differentiate our company from the current focus, by emphasizing value-priced packaged theater solutions with added features. Our product offerings are sold in retail locations through both company and franchise stores. Our stores are called “design centers” and specialize in room tours and high excitement demonstrations. Pricing of our home theater offerings starts at under $3,000, including installation.

Our sales methods and demonstration procedures are standardized. Our “systems” approach to store operations is a primary feature of our franchise program and key to our success. We have enjoyed rapid growth since the opening of our first store in September 2003. During 2004, we sold 2 franchises and opened a distribution center and an additional store. During calendar year 2005 we sold 13 franchises. Today we have a store count of 18 with 5 stores currently open.  Of the five stores currently open, two are Company-owned stores and three are franchise stores.

Results of Operations for the three months ended December 31, 2005 compared to the three months ended December 31, 2004

Recognized sales for the three months ended December 31, 2005 were $983,127 compared to $712,324 for the three months ended December 31, 2004. Gross profit amounts and percentages were $418,095 and 43% for the three months ended December 31, 2005 as compared to $267,830 and 38% for the three months ended December 31, 2004. The increase in sales reflects continued growth and the addition of the Company’s third design center as well as the recognition of franchise fees for the Leesport, Pennsylvania franchise. The fluctuation in gross profit percentages continues to reflect the nature of operations being in a startup stage. Retail sales orders for the three months ended December 31, 2005 were $1,161,220 compared to $977,364 for the three months ended December 31, 2004.

Occupancy expenses for the three months ended December 31, 2005 were $78,204 compared to $49,005 for the three months ended December 31, 2004. The increase is directly related to the opening of the second and third design centers.

Selling, general and administrative expenses for the three months ended December 31, 2005 were $1,080,250 compared to $370,252 for the three months ended December 31, 2004. The increase relates to additional personnel and operating costs associated with the opening of the Bel-Air, Maryland design center in September, 2005 and the expansion of Company operations toward the creation of a national organization. Expenses for the three months ended December 31, 2005 include Advertising and Promotional expenses of $108,408 compared to $76,558 spent during the three months ended December 31, 2004. Professional fees, including $280,000 in fees paid to investor relations vendors, amounted to $335,780 for the three months ended December 31, 2005 compared to $26,722 for the three months ended December 31, 2004. During the three months ended December 31, 2005, the Company sold ten (10) new franchises incurring franchise commissions of $44,180. Personnel costs account for the majority of the remaining increase in selling, general and administrative expenses.

Results of Operations for the six months ended December 31, 2005 compared to the six months ended December 31, 2004

Recognized sales for the six months ended December 31, 2005 were $2,003,980 compared to $1,092,291 for the six months ended December 31, 2004. Gross profit amounts and percentages were $865,047 and 43% for the six months ended December 31, 2005 as compared to $399,011 and 37% for the six months ended December 31, 2004. The increase in sales reflects continued growth and the addition of the Company’s third design center as well as the recognition of franchise fees for the Auburn Hills, Michigan and Leesport, Pennsylvania franchises. The fluctuation in gross profit percentages continues to reflect the nature of operations being in a startup stage. Retail sales orders for the six months ended December 31, 2005 were $1,988,077 compared to $1,411,682 for the six months ended December 31, 2004.

Occupancy expenses for the six months ended December 31, 2005 were $153,152 compared to $102,542 for the six months ended December 31, 2004. The increase is directly related to the opening of the second and third design centers.

Selling, general and administrative expenses for the six months ended December 31, 2005 were $1,721,031 compared to $634,454 for the six months ended December 31, 2004. The increase relates to additional personnel and operating costs associated with the opening of the Bel-Air, Maryland design center in September, 2005 and the expansion of Company operations toward the creation of a national organization. Expenses for the six months ended December 31, 2005 include Advertising and Promotional expenses of $225,240 compared to $120,338 spent during the six months ended December 31, 2004. Professional fees, including $280,000 in fees paid to investor relations vendors, amounted to $393,293 for the six months ended December 31, 2005 compared to $31,450 for the six months ended December 31, 2004. During the six months ended December 31, 2005, the Company sold ten (10) new franchises incurring franchise commissions of $44,180. Personnel costs account for the majority of the remaining increase in selling, general and administrative expenses.

Liquidity

The Company’s cash position increased to $292,992 at December 31, 2005 from $112,874 at June 30, 2005 owing largely to the net proceeds from the sale of its common stock.

The loss for the six months ended December 31, 2005 of $(1,011,706) reflected $313,890 in non-cash charges including $283,500 in common stock issued for services rendered. The net amount, together with the increase in inventories $(64,544), were offset by an increase in accounts payable and accrued liabilities resulting in a net cash used in operating activities of $(162,353). During the six months ended December 31, 2005, the Company spent $167,652 for the acquisition of vehicles, store equipment and leasehold improvements.

During the six months ended December 31, 2005, the Company increased its notes payable by $22,650 and sold 1,447,528 shares of its common stock at a purchase price of $0.35 per share each, with net proceeds amounting to $487,473. The Company issued 810,000 shares of its common stock at a price of $0.35 per share in consideration for services rendered by certain vendors, totaling $283,500, inclusive of 800,000 shares for investor relations services.

The Company’s cash flow from operations since inception has been and continues to be negative. The Company plans to continue to expand revenue by increasing the number of Company-owned design centers and by selling additional franchises and increasing the product distribution network to franchisees.

Future capital requirements and the adequacy of available funds will depend on numerous factors and risks, including the successful expansion and increase in the number of Company-owned design centers, the sale of Company franchises on a national level, the successful development of internally branded products for distribution to franchisees, and the results of risks associated with the Company’s ability to establish meaningful consumer market identification, branding and penetration, its ability to adapt to rapid technological changes, and its ability to successfully compete against intense competitive pressures from potentially larger, better capitalized future competitors when such enter its market segment. Further, the Company’s results of operations and resulting capital requirements will be impacted by a wide variety of additional factors and risks including, but not limited to general economic conditions, decreases in average selling prices over the life of any particular product, new product and technology introductions, the ability to acquire sufficient quantities of a given product in a timely manner, the ability to develop and maintain critical strategic supply and co-marketing relationships and the ability to safeguard intellectual property.

In the event the Company’s plans change or its assumptions change or prove to be inaccurate or the funds available prove to be insufficient to fund operations at the planned level (due to further unanticipated expenses, delays, problems or otherwise), the Company could be required to obtain additional funds through equity or debt financing, through strategic alliances with corporate partners and others, or through other sources in order to successfully continue to implement its business strategies.

The Company does not have any committed sources of additional financing, and there can be no assurance that additional funding will be available on acceptable terms, if at all. If adequate funds are not available, the Company may be required to further delay, scale back, or eliminate certain aspects of its business plan or current operations or attempt to obtain funds through arrangements with collaborative partners or others that may require us to surrender rights to Company methods, technologies, product development projects, certain products or existing markets. If adequate funds are not available, the business, financial condition and results of operations of the Company will be materially and adversely affected.

The Company has plans to increase the number of employees and/or independent contractors employed, contingent upon its ability to have sufficient funds to continue to implement its business strategies. The Company anticipates significant additional capital expenditures during the coming year in connection with the costs of increasing the number of Company-owned design centers, the anticipated cost of expanding and replicating the multi-purpose facility and the costs of implementing and possibly manufacturing Company branded products for distribution to franchisees and directly to retail customers.

The Company’s current policy is to invest its cash reserves in bank deposits, certificates of deposit, commercial paper, corporate notes, U.S. government instruments or other investment-grade instruments.

There can be no assurance that the Company will be able to successfully implement its business strategies or that profitability will ever be achieved. The Company expects that its future operating results will fluctuate significantly from year to year and will be impacted by factors beyond its control.

Results of Operations for the year ended June 30, 2005 compared to the year ended June 30, 2004

In fiscal 2006, Management expects the sale of franchise licenses to have a positive effect upon cash flow from operations and working capital. Management also expects increased operating costs in future periods due to a commitment to develop retail, franchising, and distribution operations on a regional and national scale.

Total Revenue. Total revenue includes delivered and installed merchandise, installation and service labor, customer service revenues, earned franchise license fees and franchise royalties. Total revenue increased $1,889,202 or 202.3%, to $2,822,871 in the year ended June 30, 2005. This increase is primarily the result of revenues from the second company design center and from the commencement of franchise operations.

For the year ended June 30, 2005 the Company had total new customer orders of $3,257,602 which represents 354 projection systems with an average order price of $9,202. For the year ended June 30, 2004 the Company had total new customer orders of $1,287,025 which represents 170 projection systems with an average order price of $7,570. The increase in average orders is the result of the Company’s continued expansion of home theater design components which the Company offers to its customers.

The Company has continued to emphasize an integrated approach to home theater design which increasingly includes not only audio and video equipment and cutting edge technologies, but also complementary chairs, seating and furniture, as well as other interior design elements which taken together provide customers with integrated home theater design solutions. Of the 354 systems ordered by customers in fiscal 2005, 234 included custom installation, 265 included audio systems, and 169 included the Company’s custom OneView™ digital media control system. These orders also included 578 chairs and home theater seating units. Management expects this trend to continue as the Company offers more complex and integrated products and services to its customers.

The increase in the number of systems and total customer orders sold is related to the opening of the Company’s second design center and to the Company’s first design center operating for the full year in comparison to ten months in the previous year.

Recognized retail sales for the year ended June 30, 2005 were $2,751,780 compared to $933,669 for the year ended June 30, 2004. This 195% increase in sales reflects the addition of the Company’s second design center and the full period operation of the Company’s first design center. In the year ended June 30, 2005, the Company recognized wholesale sales to franchisees of $44,021. Wholesale gross profit amounts and percentages were $4,402 and 10%. There were no wholesale sales for the year ended June 30, 2004.

In the year ended June 30, 2005 the Company collected $97,500 in non-refundable, initial franchise license fees. Of this amount $25,000 was recognized as earned revenues relating to the opening of the Company’s first franchise in the year ended June 30, 2005. The remainder, $72,500 is deferred as at June 30, 2005 and will be recognized as earned revenue in the period when the franchise stores open. The Company expects these stores to open in the current fiscal year. There were no franchise license fees collected or recognized as revenue in the year ended June 30, 2004. Management expects revenue and cash flow from the sale of franchise licenses to increase in the current fiscal year.

The Company’s franchise contract provides royalty payments of 4% of franchisee gross revenues. In the year ended June 30, 2005, the Company recognized franchise royalties of $2,070. No franchise royalties were recognized in the year ended June 30, 2004. Franchise royalties are expected to increase in the current year.

Cost of Sales and Gross Profit. Retail gross profit amounts and percentages were $1,080,803 and 39% for the year ended June 30, 2005 and $327,512 and 35% for the year ended June 30, 2004. The fluctuation in gross profit percentages is more reflective of the nature of the Company’s operations in this startup stage. Management expects to maintain and hopefully increase the gross profit percentage as operations expand and increase.

Occupancy Expenses. Occupancy expenses include leasing expenses for retail design centers and office and warehouse facilities, property taxes, utilities, maintenance and other related occupancy expenses. For the year ended June 30, 2005, occupancy expenses were $206,053 compared to $65,370 for the year ended June 30, 2004. The increase relates to the opening of the second design center, and the full period operation of the first design center, which was open for only ten months in the year ended June 30, 2004, and the multi-purpose facility which was open for only five months in the year ended June 30, 2004.

Selling, general and administrative expenses. Selling, general and administrative expenses include the compensation of design center personnel, the franchise sales and support operations, advertising, marketing and other merchandising expenses, finance and information systems, human resources and training operations, related support functions and executive officers. Selling, general and administrative expenses for the year ended June 30, 2005 were $2,409,016 compared to $554,247 for the year ended June 30, 2004. The increase relates to the additional personnel and other operating costs of implementing the Company’s business plan and to additional cash and non-cash expenses related to the merger and to becoming a publicly registered company.

The following describe significant components within the Company’s selling, general and administrative expenses. Personnel costs for the year ended June 30, 2005 were $967,628 compared to $305,567 for the year ended June 30, 2004. This 217% increase in personnel costs relates to efforts to hire and obtain the necessary personnel to implement the Company’s long-term business plan. These activities include the initial development of our franchise sales and support operation, the cost of opening our second Company-owned design center, and other operating activities related to the Company’s growth strategy.

Advertising and promotional expenses for the year ended June 30, 2005 were $643,934 compared to $156,290 for the year ended June 30, 2004. This 312% increase reflects the addition of our second design center and the full period operation of our first design center. This increase also reflects the Company’s first significant franchise marketing costs. These costs are expected to increase in the current fiscal year.

Professional fees were $441,553 in the year ended June 30, 2005 compared to $11,237 for the year ended June 30, 2004. This substantial increase includes legal, audit and accounting, architectural, marketing, consulting, and other professional fees. A portion of these fees were related to the Company’s decision to become a publicly registered company. These costs also include the architectural design of the Company’s new retail design center prototype which will be used in future build-outs of Company owned and franchise design centers.

Liquidity

The Company’s cash needs are primarily for working capital to support inventory and fund anticipated future net losses, and for the capital costs of expanding the number of Company-owned design centers. Additional working capital will be used to further develop the Company’s ability to significantly expand and support franchise operations.

The Company’s cash position decreased slightly from $119,228 at June 30, 2004 to $112,874 at June 30, 2005. This decrease is the result of the Company’s net loss less the additional funds provided by stockholders through the sale of common stock and proceeds of convertible notes payable, which were subsequently converted to common stock.

Working capital at June 30, 2005 was a deficit of $(216,790), representing a decrease in of $(226,625) from June 30, 2004. This decrease results from the net loss for year ended June 30, 2005.

The primary source of financing has been from proceeds from the sale of equity. In April 2005, the Company began offering up to 2,900,000 shares of common stock at $0.35 per share. Net proceeds are expected to be $992,000 of which $785,705 was received in the year ended June 30, 2005 and $205,925 additional was received after June 30, 2005 and on or before September 30, 2005. The Company increased the number of shares being offered for sale by 714,285 shares on October 10, 2005.

The Company’s cash flow from operations since inception has been and continues to be negative. The Company continues to expand its revenues by increasing the number of Company-owned design centers and by selling additional franchises and increasing its product distribution network to franchisees.

Management believes there will be sufficient cash to fund operations for the next 12 months. To accomplish this, Management expects a significant increase in the sale of franchise licenses, an increase in gross profits from sales resulting from the expansion of Company-owned design centers, from additional capital contributions from shareholders, and, to the extent necessary, through further modifications to its business plan.

The Company used $766,521 of cash in operating activities in the year ended June 30, 2005, or approximately $65,000 per month. If the Company continues to use cash in operating activities at this rate, it would consume its June 30, 2005 cash reserves ($112,874) and its additional subscription proceeds received ($205,925 at September 30, 2005) by November 30, 2005. Although the Company believes that the rate at which it is consuming cash is declining as additional franchises are sold and additional Company-owned design centers are opened, cash flow from operating activities continues to be negative. To fund these losses, the Company has the ability to utilize its rights reserved under the stock offering of April 26, 2005 and seek additional equity investment by increasing the number of common shares offered, which it did on October 10, 2005 for approximately $250,000 in additional proceeds. Management expects such offering increase to be fully subscribed.

At June 30, 2005 and 2004 the Company did not have a credit facility or line-of-credit arrangement. Thus, there are no restrictive covenants or compensating balance requirements. The Company does not have any committed sources of additional financing, and there can be no assurance that additional funding, as necessary, will be available on acceptable terms, if at all. If adequate funds are not available, the Company may be required to delay, scale back, or eliminate certain aspects of its business plan or current operations or attempt to obtain funds through arrangements with collaborative partners or others that may require it to surrender rights to Company methods, technologies, product development projects, certain products or existing markets. If adequate funds are not available, the Company’s business, financial condition, and results of operations will be materially and adversely affected.

Future capital requirements and the adequacy of available funds will depend on numerous factors and risks, including the successful expansion and increase in the number of Company-owned retail design centers, the sale of Company franchises on a national level, the successful development of internally branded products for distribution to franchisees, and the results of risks associated with the Company’s ability to establish meaningful consumer market identification, branding and penetration, its ability to adapt to rapid technological changes, and its ability to successfully compete against intense competitive pressures from potentially larger, better capitalized future competitors when such enter its market segment. Further, the Company’s results of operations and resulting capital requirements will be impacted by a wide variety of additional factors and risks including, but perhaps not limited to general economic conditions, decreases in average selling prices over the life of any particular product, new product and technology introductions, the ability to acquire sufficient quantities of a given product in a timely manner, the ability to develop and maintain critical strategic supply and co-marketing relationships and the ability to safeguard intellectual property.

In the event the Company’s plans change or its assumptions change or prove to be inaccurate or the funds available prove to be insufficient to fund operations at the planned level (due to further unanticipated expenses, delays, problems or otherwise), the Company could be required to obtain additional funds through equity or debt financing, through strategic alliances with corporate partners and others, or through other sources in order to successfully continue to implement its business strategies.

The Company has plans to increase the number of employees and/or independent contractors it employs at this time contingent upon its ability to have sufficient funds to continue to implement its business strategies. The Company anticipates significant additional capital expenditures during the coming year in connection with the costs of increasing the number of Company-owned design centers, the anticipated cost of expanding and replicating the multi-purpose facility, and the costs of implementing and possibly manufacturing Company branded products for distribution to franchisees and directly to retail customers.

The Company’s current policy is to invest its cash reserves in bank deposits, certificates of deposit, commercial paper, corporate notes, U.S. government instruments or other investment-grade instruments.

Impact of Inflation

Management does not believe that inflation has had a material adverse effect on the Company’s results of operations. However, Management cannot predict accurately the effect of inflation on future operating results.

Seasonality

The Company’s business is subject to seasonal variations. Historically, it has realized a significant portion of its total revenue and gross profits for the year during the second and third fiscal quarters. Due to the importance of this extended holiday shopping season, any factors negatively impacting this extended holiday selling season could have an adverse effect on the Company’s revenues and its ability to generate gross profit. The Company’s quarterly results of operations may also fluctuate significantly due to a number of factors, including the timing of new store openings, both Company-owned and franchise stores. In addition, operating results may be negatively affected by increases in merchandise costs, price changes in response to competitive factors and unfavorable local, regional or national economic developments that result in reduced consumer spending.

Critical Accounting Policies

Presented below is a discussion about the Company’s application of critical accounting policies that require it to make assumptions about matters that are uncertain at the time the accounting estimate is made, and where different estimates that it reasonably could have used in the current period, or changes in the accounting estimate that are reasonably likely to occur from period to period, would have a material impact on the presentation of the Company’s financial condition, changes in financial condition or results of operations. Management has identified the following accounting estimates as critical for the Company, and will discuss them separately below: allowance for bad debts and doubtful accounts, inventory obsolescence provision, and income tax accruals.

Allowance for Bad and Doubtful Accounts

Most of the Company’s accounts receivable are due from retail customers. The Company’s net accounts receivable balance at June 30, 2005 of $22,797 represents 2.3% of total assets, and the reserve of $4,851 is 17.6% of gross accounts receivable. This reserve is based on the Company’s review of the likely collectibility of specific accounts. As there was no reserve at June 30, 2004, there was an increase to the reserve of $4,851 in fiscal 2005.

Inventory Obsolescence

Inventory represents a significant portion of the Company’s assets (45.7%). The Company’s profitability and viability are highly dependent on the demand for its products. An imbalance between purchasing levels and sales could cause rapid and material obsolescence, and loss of competitive price advantage and market share. The Company believes that its product mix has provided sufficient diversification to mitigate this risk. At the end of each reporting period, the Company reduces the value of its inventory by its estimate of what it believes to be obsolete, and it recognizes an expense in this amount, which is included in cost of sales in its statement of operations.

In the Company’s industry, merchandise models change periodically. When they do, the Company reclassifies the old model into a discontinued category. The Company also reclassifies merchandise into the discontinued category when it decides it no longer wants to sell the item. Generally, the Company attempts to sell these discontinued models at standard retail prices. In estimating the Company’s obsolescence reserve, it analyzes sales of discontinued merchandise and determines what profit or loss was recorded in the period. If such discontinued product is sold below cost, then the Company applies that negative gross margin to reduce the value of the inventory on hand as of the balance sheet date. In addition, the Company includes the selling costs to be incurred in the sale of such discontinued inventory as part of this obsolescence reserve. The Company also evaluates the obsolescence of its display inventories and service parts inventory.

As a result of the factors described above, the Company has reduced its net inventory value to reflect its estimated amount of inventory obsolescence. The Company’s inventory obsolescence reserve at June 30, 2005 and 2004 was $6,503 and $4,241. It is possible that obsolescence could become a significant issue in the future. Additionally, different reserve estimates that the Company reasonably could have used would have had a material impact on its reported net inventory and cost of sales, and thus would have had a material impact on the presentation of the Company’s results of operations.

Income Taxes

The Company’s estimate of deferred tax assets, which were valued at $0 on June 30, 2005 and 2004, is affected by its assessment of its ability to generate sufficient taxable income to be able to realize the deferred tax asset. The deferred tax asset, net of reserve has been valued at $0 at June 30, 2005 and 2004.

There can be no assurance that the Company will be able to successfully implement its business strategies or that profitability will ever be achieved. The Company expects that its future operating results will fluctuate significantly from year to year and will be impacted by factors beyond its control.

  MANAGEMENT

Name	Age	Position with the Company

Scott R. Oglum	49	Chairman, Chief Executive Officer and Director
David Hludzinksi	39	Director
James Ludlow	51	Director
Justin Schakelman	29	Vice President, Secretary and Director
H. Gregory Silber	38	Director
James J. Vincenzo	59	Chief Financial Officer and Treasurer
Kenneth Warren	47	President and Chief Operating Officer

Scott R. Oglum is Chairman Chief Executive Officer and the founder of the Company and has a background in franchise sales and marketing, having developed the Second Source Computer Center franchise organization in the early 1990’s. Mr. Oglum also served as President of the Company until December 27, 2005. Mr. Oglum started Second Source Computer Center in October 1988 and was the owner of that business, until it was sold in February, 2004. Mr. Oglum has served as the chief executive officer of the Company since its inception in September, 2003 as Theater Xtreme, Inc. Prior to 1988, his background was managing computer franchise stores on the East coast and Texas, working for Entre Computer Center. Mr. Oglum’s educational background includes his undergraduate degree earned at the University of Wisconsin - Madison, where he also attended the Graduate School of Business.

David Hludzinski was elected as a director in 2005 and is the Business Development Manager for Infocus® Corporation where he has been responsible for starting up the consumer business unit in North America and for creating and developing relationships with strategic partners in the consumer electronics industry. Mr. Hludzinski’s career in sales and management began with Sony Corporation, where he advanced to Sr. Account Manager for the Consumer Application Group and increased core business ten-fold. During his tenure at Sony (1992 to 1998), he played a strategic role in Sony’s entry into the digital satellite market. At InFocus® where he has been since 1998, he has developed new markets in catalog sales, e-commerce, and created new global accounts. Mr. Hludzinski is currently responsible for strategic relationships and market development for InFocus’s recent entry into the consumer thin television market. He holds a B.A. in sociology with minor in business from University at Albany.

James Ludlow was elected as a director in 2005 and is the CEO, CFO and co-founder of Imirage. Formed in 1994, Imirage provides Internet related marketing and technology strategic support to 60 mid-Atlantic based clients with well-known names. Also, Mr. Ludlow has been instrumental in leading the development, marketing and deployment of two, enterprise, web-based portal software programs and a patent-pending software application that wirelessly enables web site content and software programs. Mr. Ludlow spent 24 years in a variety of financial, technical and operating management positions at DuPont and Air Products and Chemicals. His expertise centered in providing financial advice, business process improvement and the deployment of electronic commerce technologies. He has 22 published professional articles and has been quoted in many publications including Harvard Business Review and Fortune. Mr. Ludlow has taught 14 accounting and finance courses at the University of Delaware and Penn State University and has spoken at many conferences and panels. He has also worked in leadership and Board positions with several organizations including the Chemical Industry Data Exchange. In 1994, his first book, The Road to Wealth, which reflects his personal investment philosophies and advice, appeared in bookstores nationwide. He holds an MBA in Finance from Indiana University.

Justin Schakelman is Corporate Vice President - Marketing, Communications and Training and Secretary has served in that capacity since February 11, 2005, upon consummation of the merger between Theater Xtreme, Inc. and BF Acquisition Group II, Inc. He was elected as a director in 2005. From September 2003 until February 11, 2005, Mr. Schakelman was employed by the Company’s predecessor, Theater Xtreme, Inc. Mr. Schakelman served as a non-compensated employee until January 2005. From September 2001 until May 2004, he pursued a doctorate in educational technology at the University of Delaware, and from September 1997 until May 2001, he attended Shippensburg University in Shippensburg, Pennsylvania. Mr. Schakelman is Mr. Oglum’s step-son.

H. Gregory Silber was elected as a director in 2005 and has been President and CEO of Intelligent Systems, Inc., a custom software-consulting firm specializing in IT solutions for the pharmaceutical industry since 2001. Prior to 2001, he served as President of G-Soft Consulting in Delaware. During his 17 years of experience in the technology industry, Mr. Silber has held executive positions in three successful companies. He has held a position on the board of directors of the Delaware Academy of Science since 1999. In addition, Mr. Silber has taught Computer Science at the University of Delaware since 1999, and has published several scientific papers in Computational Linguistics and Artificial Intelligence. He regularly speaks at universities and conferences, internationally. Mr. Silber holds a Master of Science degree from the University of Delaware in computer science and artificial intelligence.

James J. Vincenzo is Chief Financial Officer and Treasurer and has served in that capacity since October 14, 2005. Prior to joining the Company, Mr. Vincenzo was employed by Physiometrics, Inc., a healthcare service firm, of Mount Laurel NJ from January, 2005 to September, 2005 and served as its Chief Financial Officer until September 30, 2005. Prior to Physiometrics, Mr. Vincenzo was a self-employed consultant from 1999 to 2004 with Grimble & Company, Inc., a management consulting firm. During that time he also served as Treasurer for PurelyWeb Corporation, an enterprise software company, in 2001. Prior to Grimble & Company, Mr. Vincenzo worked for Claneil Enterprises, Inc., a venture and investment firm, since 1980 in various of their affiliated companies serving as an officer in certain of their business units.

Kenneth Warren is President and Chief Operating Officer since December 27, 2005. Prior to that, Mr. Warren served as Executive Vice President - Franchising and previously Director - Franchising, since February 11, 2005. From January 2004 until the merger on February 11, 2005, he served as Vice President of Theater Xtreme, Inc. From November, 1999 to December, 2003, Mr. Warren served as General Manager of Outten Brothers Furniture located in Dover, Delaware. He has a 20 year background in sales and management, having worked in the automotive, furniture and computer industries. His expertise is in operating efficiencies and sales management. He attended Washington State University where he specialized in business administration.

Independence of the Board of Directors

After review of all relevant information provided by the directors and the Company with regard to each director’s business and personal activities as they may relate to the Company and its senior management and independent auditors, the Board of Directors has determined affirmatively that James Ludlow, H. Gregory Silber and David Hludzinski are independent directors within the meaning of the rules promulgated by the Securities and Exchange Commission. Directors do not receive compensation for their services as directors.

  EXECUTIVE COMPENSATION

The following table sets forth information concerning the compensation received by the executive officers of the Company:

					Long-Term Compensation
	Annual Compensation				Awards Payouts
Name and Principal Position	Fiscal Year(1)	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compensation ($)
Scott Oglum Chairman and Chief Executive Officer	2005	$86,400	$119,100	$4,234(2)	—	—	—	—
	2004	$43,200	$20,963	$2,117(2)	—	—	—	—
Dale E. Gravatt (8) Chief Financial Officer	2005	$27,500	$215	$8,179(3)	—	—	—	—
	2004	—	—	$5,000(4)
Justin Schakelman Corporate Vice President, Secretary and Director	2005	$24,000	$215	$268(5)	—	—	—	—
	2004	(6)	(6)	993(7)
Ken Warren (9) Executive Vice President	2005	$60,000	$36,570	$1,261(7)	—	—	—	—
	2004	$26,200	—	$185(7)	—	—	—	—
(1)	The 2004 fiscal year compensation represents compensation received from January 1, 2004 to June 30, 2004.
(2)	Reflects reimbursement of vehicle costs of $352.81 per month.
(3)	Reflects reimbursement for out-of-pocket business expenses of $679, office allowances of $500 and professional fees of $7,000.
(4)	Reflects professional fees of $5,000.
(5)	Reflects reimbursement for out-of-pocket business expenses.
(6)	Mr. Schakelman was a non-compensated employee until January, 2005.
(7)	Reflects reimbursement for out-of-pocket business expenses.
(8)	Mr. Gravatt resigned from the Company effective September 29, 2005.
(9)	Mr. Warren was elected President and Chief Operating Officer, effective December 27, 2005.
Option Grants In Last Fiscal Year

The following table sets forth information concerning the grant of stock options during fiscal year 2005 to the executive officers names in the summary compensation table. All such grants were made under the Company’s 2005 Stock Option Plan.

	Individual Grants				Potential Realized Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (10 yrs) (3)

Name of Executive	Number of Securities Underlying Options Granted (1)	% of Total Options Granted to all Employees in Fiscal 2005 (2)	Exercise or Base Price per Share	Expiration Date	At 5% Annual Growth Rate	At 10% Annual Growth Rate

Scott Oglum	--	--	$--	--	$ --	$--
Dale Gravatt	100,000	13.9%	$0.35	2015	$ 57,011	$90,781
Justin Schakelman	--	--	$--	--	$ --	$--
Ken Warren	230,000	31.9%	$0.35	2015	$ 131,126	$208,796

(1)	Options granted vest in increments of one-third of the total number of options granted on the first, second and third anniversary dates of the date of grant.
(2)	During its 2005 fiscal year, the Company granted to employees 720,000 options to purchase shares of Common Stock.
(2)
The potential realizable values are based on an assumption that the stock price of the shares of common stock appreciate at the annual rate shown (compounded annually) from the date of grant until the end of the option term. These values do not take into account contractual provisions of the options which provide for nontransferability or vesting. These amounts are calculated based on the requirements promulgated by the SEC and do not reflect the Company’s estimate of future stock price growth of the common stock.

Aggregated Option Exercises in the 2005 Fiscal Year and Value of Options at June 30, 2005

	Exercised in 2005 Fiscal Year		Number of Unexercised Options at June 30, 2005		Value of Unexercised In-the-Money Options at June 30, 2005
Name of Executive	Shares Acquired on Exercise	Value Realized	Exercisable	Un-exercisable	Exercisable	Un-exercisable
Scott Oglum	0	-	-	0	-	-
Dale Gravatt	0	-	-	100,000	-	35,000
Justin Schakelman	0	-	-	0	-	-
Ken Warren	0	-	-	230,000	-	80,500

None of the above named executive officers held any stock appreciation rights at June 30, 2005.

Directors do not receive compensation for their services as directors. The Company has not entered into any employment or consulting agreements with any of its officers or directors.

Stock Option Plan

The 2005 Stock Option Plan (the “Incentive Plan” or “Plan”) was unanimously approved by the Board of Directors and shareholders on April 5, 2005. The Incentive Plan authorizes the grant of options to officers, employees, affiliates and directors of the Company to purchase shares of the Company’s common stock.

On October 19, 2005, the Board of Directors unanimously approved amending the Plan to increase from 1,400,000 to 1,700,000 the maximum aggregate number of shares of common stock that may be issued under the Plan. On November 8, 2005, the Board of Directors unanimously approved increasing the maximum to 2,000,000 from 1,700,000 and amending the Plan accordingly. Such increase was approved by the shareholders at the 2005 Annual Meeting of Shareholders scheduled on December 21, 2005.

As of January 26, 2006, options to purchase 640,000 shares remain available for grant under the Plan.

Employment Contracts and Termination of Employment Arrangements

We do not currently have any employment contracts or termination of employment agreements with any of our executive officers.

Equity Compensation Plan Information

The following table summarizes information regarding securities authorized for issuance under the Company’s Plan as of June 30, 2005:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	870,000	$0.35	530,000
Equity compensation plans not approved by security holders	0	$0	0
Total:	870,000	$0.35	530,000

  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows, as of January 26, 2006, the number and percentage of shares of the Company’s common stock owned beneficially by (i) each director, (ii) each executive officer, (iii) all executive officers and directors as a group, and (iv) each person who is known by us to own beneficially more than 5% of our common stock. All common stock with respect to which a person has the right to acquire beneficial ownership within 60 days is considered beneficially owned by that person for purposes of this table even though such stock may not actually be outstanding. Unless otherwise noted, all shares are owned directly with sole voting and sole investment power and the address is c/o Theater Xtreme Entertainment Group, Inc., 250 Corporate Boulevard, Suite E & F, Newark, Delaware 19702.

Name of Beneficial Owner	Amount(1)	Percent of Class(2)
Scott R. Oglum	3,640,000(3)	19.51%
Dale E. Gravatt	175,000(4)	*
James J. Vincenzo	10,000(5)	*
David Hludzinski	169,689(6)	*
James Ludlow	151,078(7)	*
Linda Oglum	3,000,000(8)	16.08%
Justin Schakelman	500,000	2.68%
H. Gregory Silber	25,000(9)	*
Ken Warren	82,500(10)	*
The Werwinski Family Limited Partnership	2,070,000(11)	11.10%
All directors and executive officers together as a group (7 persons)	4,578,267(12)	24.54%

* Represents less than 1% of the Company’s common stock.

(1)
This table is based on information supplied by officers, directors and principal shareholders of the Company and on any Schedule 13D or 13G filed with the SEC. On that basis, the Company believes that each of the shareholders named in this table has sole voting and dispositive power with respect to the shares indicated as beneficially owned except as otherwise indicated in the footnotes to this table.

(2)	Applicable percentages are based on 17,878,842 shares outstanding on January 26, 2006.
(3)	Does not include 3,000,000 shares owned by Linda Oglum, Mr. Oglum’s spouse. Mr. Oglum disclaims any beneficial interest in the shares owned by his wife.
(4)
The amount in the table includes Mr. Gravatt's options to purchase 75,000 shares of Company common stock at an exercise price of $0.35 per share. All of such options are vested, or will be vested, in the next sixty days. Mr. Gravatt resigned as Chief Financial Officer of the Company effective September 29, 2005.

(5)
In addition, Mr. Vincenzo owns options to purchase 250,000 shares of Company Common Stock at an exercise price of $0.35 per share. None of such options are vested, or will be vested, in the next sixty days.

(6)
In addition, Mr. Hludzinski owns options to purchase 50,000 shares of Company common stock at an exercise price of $0.35 per share. None of such options are vested, or will be vested, in the next sixty days.

(7)
In addition, Mr. Ludlow owns options to purchase 50,000 shares of Company common stock at an exercise price of $0.35 per share. None of such options are vested, or will be vested, in the next sixty days.

(8)	Does not include 3,640,000 shares owned by Scott Oglum, Mrs. Oglum’s spouse. Mrs. Oglum disclaims any beneficial interest in the shares owned by her husband.
(9)
In addition, Mr. Silber owns options to purchase 50,000 shares of Company common stock at an exercise price of $0.35 per share. None of such options are vested, or will be vested, in the next sixty days.

(10)
In addition, Mr. Warren owns options to purchase 450,000 shares of Company common stock at an exercise price of $0.35 per share. Of these options, 57,500 have vested. No further shares will vest in the next 60 days. Does not include 26,000 shares owned by Hildaura Warren, Mr. Warren’s spouse. Mr. Warren disclaims beneficial interest in the shares owned by his wife.

(11)	Robert and Edna Werwinski are the general partners of the limited partnership and have shared power to vote and dispose of such shares. The address is 3 Chipmunk Lane, Kennett Square, PA, 19348.
(12)	Does not include Mr. Gravatt’s holdings because he was no longer an officer of the Company after September 29, 2005.
  RELATED PARTY TRANSACTIONS

Certain of the Company’s video components bear the InFocus® brand name and are purchased through distributors authorized to sell InFocus® products. A Company’s director, who is also a shareholder of the Company, David Hludzinski, is employed by InFocus® Corporation as its Business Development Manager for the Consumer Sector where he has been responsible for starting the consumer business unit in North America and for creating and developing relationships with strategic partners in the consumer electronics industry. Aggregate purchases of product bearing the InFocus® brand name amounts to approximately $640,000 for the fiscal year ended June 30, 2005.

Justin Schakelman, who is a director and Corporate, Vice President-Marketing, Communications and Training, is the step-son of Scott Oglum, Chief Executive Officer.

  PLAN OF DISTRIBUTION

As used in this prospectus, selling security holder includes any donees, pledgees, transferees or other successors in interest who will hold the selling security holders’ shares after the date of this prospectus. We are paying the costs, expenses and fees of registering the common stock, but the selling security holders will pay any underwriting or brokerage commissions and similar selling expenses relating to the sale of the shares of common stock.

The selling shareholders will offer their shares of common stock for sale at a price of $1.00 per share until the shares of the Company are quoted on the OTC Bulletin Board or another market quotation system. Thereafter, the selling security holders may sell, from time to time, any or all of their shares of our common stock on any stock exchange, market or trading facility on which our shares are then traded or in private transactions, at prevailing market prices or privately negotiated prices. The selling security holders may sell some or all of their common stock through:

•	ordinary brokers’ transactions which may include long or short sales;
•	transactions involving cross or block trades or otherwise;
•	purchases by brokers, dealers or underwriters as principal and resale by those purchasers for their own accounts under this prospectus;
•	market makers or into an existing market for our common stock;
•	other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;
•	transactions in options, swaps or other derivatives; or

•	any combination of the selling options described in this prospectus, or by any other legally available means.

The selling security holders may enter into hedging transactions with broker-dealers who may engage in short sales of our common stock in the course of hedging the positions they assume. The selling security holders also may enter into option or other transactions with broker-dealers that require the delivery by those broker-dealers of the common stock. Thereafter, the shares may be resold under this prospectus.

The selling security holders and any broker-dealers involved in the sale or resale of our common stock may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (“Securities Act”). In addition, the broker-dealers’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act. If any selling security holders or any broker-dealer qualifies as an “underwriter,” they will be subject to the prospectus delivery requirements of Section 153 of the Securities Act, which may include delivery through the facilities of the NASD.

In the event that any selling security holder sells any of his common stock to a broker, dealer or underwriter as principal, such shares may be resold by the broker, dealer or underwriter only under an amended prospectus that discloses the selling security holder’s arrangements with the broker/ dealer/ underwriter participating in the offering and identifies the participating broker/ dealer/ underwriter. Any participating brokers/ dealers will be considered as an “underwriter” and will be identified in the amended prospectus as such.

In conjunction with sales to or through brokers, dealers or agents, the selling security holders may agree to indemnify them against liabilities arising under the Securities Act. We know of no existing arrangements between the selling security holders, any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of our common stock.

In addition to selling their shares of common stock under this prospectus, the selling security holders may:

•	transfer their common stock in other ways not involving market makers or established trading markets, including by gift, distribution, or other transfer; or
•	sell their common stock under Rule 144 of the Securities Act, if the transaction meets the requirements of Rule 144.

We have advised the selling security holders that during the time each is engaged in a distribution of the shares covered by this prospectus, each is required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the selling security holders, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any shares which are the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of our shares in connection with the distribution of our shares. We have further advised selling security holders who may be “affiliated purchasers” of ours that they must coordinate their sales under this prospectus with each other and us for purposes of Regulation M. All of the foregoing may affect the marketability of the shares offered in this prospectus.

We will amend or supplement this prospectus as required by the Securities Act.

  SELLING SECURITY HOLDERS

The following table shows for each selling security holder:

•	the number of shares of common stock beneficially owned by him or her as of December 22, 2005,
•	the number of shares of common stock covered by this prospectus, and
•
the number of shares of common stock to be retained after this offering, if any, assuming the selling security holder sells the maximum number of shares (and percentage of outstanding shares of common stock owned after this offering, if more than 1%).

         None of the selling security holders is a broker-dealer.  However, Warren Danner is affiliated with a broker-dealer.  Mr. Danner has represented to the Company, in writing, that he purchased the Company shares in the ordinary course of business and, at the time of purchase of those shares, he had no agreements or understandings, directly or indirectly, with any person to distribute the securities.
The selling security holders are not required, and may choose not, to sell any of their shares of common stock.

Name (beneficial owners with voting or investment control)	Shares of Common Stock Beneficially Owned Before Offering	Shares of Common Stock to Be Sold In Offering	Shares of Common Stock Beneficially Owned After Offering	Percentage of Ownership After Offering

Abbott, Jennifer	2,007	2,007	None	None
Abbott, Kathleen	2,050	2,050	None	None
Adams, Michael K.	35,000	35,000	None	None
Armstrong, Jr., John J.	5,000	5,000	None	None
Arthurton, Ryan	2,917	2,917	None	None
Asaro, Anthony S.	10,000	10,000	None	None
Ashton, Robert W.	101,722	101,722	None	None
Atanasio, Paul	10,000	10,000	None	None
Baker, Colin Charles	2,920	2,920	None	None
Barcola, Jr., Anthony F.	2,857	2,857	None	None
Beirne, William & Rebecca	5,714	5,714	None	None
Bomba, James	30,000	30,000	None	None
Bonkowski, Michael	2,857	2,857	None	None
Borbone, Michael	70,000	70,000	None	None
Borbone, Thomas	20,000	20,000	None	None
Bovi, David M.	281,250	281,250	None	None
Boyle, Brian E.	28,571	28,571	None	None
Brooks, Virginia	2,000	2,000	None	None
Burke, Michael D.	10,000	10,000	None	None
Bylsma, John W. & Barbara H.	10,000	10,000	None	None
Cahill, Kevin	2,909	2,909	None	None
Campion, Frederick	4,000	4,000	None	None
Cantelini, Dino	2,900	2,900	None	None
Carlin , Alyson	28,571	28,571	None	None
Carlin, Sr., Leo J.	28,570	28,570	None	None
Carlin, Jr., Leo J.	100,000	100,000	None	None
Carrington, Jason	10,000	10,000	None	None
Chupka, Michael	1,024	1,024	None	None
Clark, James D. & Kristin	28,572	28,572	None	None
Clarke, David M.	2,911	2,911	None	None
Clarke, Donald F. & Jean M.	2,911	2,911	None	None
Cohen, Carole	1,020	1,020	None	None
Cohen, Claire & Max	14,286	14,286	None	None
Colucci, William R.	281,250	281,250	None	None

Name (beneficial owners with voting or investment control)	Shares of Common Stock Beneficially Owned Before Offering	Shares of Common Stock to Be Sold In Offering	Shares of Common Stock Beneficially Owned After Offering	Percentage of Ownership After Offering

Cook, Jerry	10,000	10,000	None	None
Cook, Sue P.	10,000	10,000	None	None
Cooper, Terry	5,000	5,000	None	None
Crapps, William	6,000	6,000	None	None
Cribbs, John	3,036	3,036	None	None
Daebecke, Michael R.	100,000	100,000	None	None
Danner, Warren	575,000	575,000	None	None
Darragh, Timothy	71,429	71,429	None	None
DeCosta, Raymond	6,108	6,108	None	None
Dennison, Catherine	1,023	1,023	None	None
DiCesare, John	2,927	2,927	None	None
DiCesare, Thomas	2,927	2,927	None	None
DiEmidio, Joseph	76,233	76,233	None	None
DiEmidio, Lawrence	28,728	28,728	None	None
Djolakian, Alexandre	14,000	14,000	None	None
Drennan, Elizabeth	29,687	29,687	None	None
Drennan, Joseph	251,563	251,563	None	None
Dricken, Juley	575,000	575,000	None	None
Dubin, Mark	10,000	10,000	None	None
Durney, Dan	5,000	5,000	None	None
Emerson, Janet	2,000	2,000	None	None
Entrust CAMA FBO Warren Danner IRA	100,180	100,180	None	None
Erb Ruth, Rebecca	1,000	1,000	None	None
Esquivel, Enrique	264,000	264,000	None	None
Fairey, John M.	10,000	10,000	None	None
Finley, Juanita	5,000	5,000	None	None
Fitzpatrick, Sean	200,000	200,000	None	None
Galvin, Heather	2,921	2,921	None	None
Galvin, III, Henry	2,921	2,921	None	None
Giambra, Stephen	57,143	57,143	None	None
Goggin, Garrett	28,571	28,571	None	None
Goggin, Robert	28,571	28,571	None	None
Gollomp, Elida	28,571	28,571	None	None
Gory, Craig W.	10,263	10,263	None	None
Graham, Jason	4,000	4,000	None	None
Gravatt, Dale	100,000	100,000	None	None
Gutierez, IV, Lino	10,000	10,000	None	None
Harrington, Robert & Corrine	7,339	7,339	None	None
Harrison, Christopher C.	30,000	30,000	None	None
Hludzinski, David & Krista, (Mr. Hludzinski is a Director)	144,689	144,689	None	None
Hludzinski, Jean	26,467	26,467	None	None
Hoffmeier, Susan	2,900	2,900	None	None
Hoffmeier, Jr., Joe	2,900	2,900	None	None
Holtzinger, Brian	7,243	7,243	None	None
Houghton, Charles	20,000	20,000	None	None
Hughes, Kevin	61,529	61,529	None	None
Insight Capital (Brock Malky and Theresa Rooney) (1)	200,000	200,000	None	None
Isaacs, Milton	10,282	10,282	None	None
Jarmain, Katherine	44,090	44,090	None	None

Name (beneficial owners with voting or investment control)	Shares of Common Stock Beneficially Owned Before Offering	Shares of Common Stock to Be Sold In Offering	Shares of Common Stock Beneficially Owned After Offering	Percentage of Ownership After Offering

Justice, Kevin	11,751	11,751	None	None
Katz, Richard	1,000	1,000	None	None
Keen, James Matthew	1,023	1,023	None	None
Kilker, Anthony	61,512	61,512	None	None
Kistler, Vance	10,000	10,000	None	None
Korda, Nancy F.	15,000	15,000	None	None
Kramer, James K.	28,571	28,571	None	None
Lapin, Sue P.	102,493	102,493	None	None
Longenderfer, Matthew	219,863	219,863	None	None
Luce, John	10,000	10,000	None	None
Ludlow, James, Director	151,078	151,078	None	None
Malatesta, Nicole	29,323	29,323	None	None
Malatesta Investments, LLC (David & Dan Malatesta) (1)	86,841	86,841	None	None
Maloney, Jacqueline & Francis	153,781	153,781	None	None
Marone, Stacie	1,741	1,741	None	None
Martino, Barbara	2,888	2,888	None	None
Martino, Eugene	2,886	2,886	None	None
Mason, Dan	100,000	100,000	None	None
Mc Intyre, John A.	3,000	3,000	None	None
McGavisk, Michael	2,857	2,857	None	None
McLaughlin, Arden	1,460	1,460	None	None
McLaughlin, Edward J.	14,599	14,599	None	None
McNamara, Brian	28,572	28,572	None	None
Mersky, Scott	10,000	10,000	None	None
Michener, Patricia & Robert	1,023	1,023	None	None
Moen, Betty	1,022	1,022	None	None
Monmouth Holdings LLC (Sean Fitzpatrick)(1)	400,000	400,000	None	None
Moore, Linda	1,011	1,011	None	None
Morgan, Todd	5,000	5,000	None	None
Morgan Stanley IRA FBO J J Vincenzo, Treasurer and Chief Financial Officer	10,000	10,000	None	None
Moyer, Mike	2,896	2,896	None	None
MRT, LLC (Michael McGavisk)(1)	1,462	1,462	None	None
Nevada Capital Holdings Company (George Marshall)(1)	400,000	400,000	None	None
Newcomb, Jerry	500	500	None	None
Niculae, Stefan	2,924	2,924	None	None
Norsworthy, Jack	1,429	1,429	None	None
Novak, Walter	10,000	10,000	None	None
Oelschlegel, Ian	1,461	1,461	None	None
Oelschlegel, Lawrence	2,921	2,921	None	None
Oglum, Linda	3,000,000	3,000,000	None	None
Oglum, Scott, Chief Executive Officer and Director	3,640,000	3,640,000	None	None
Olsen, Dan	5,000	5,000	None	None
O'Malley, Kevin	120,000	120,000	None	None
Ong, Sulin Yao	43,973	43,973	None	None

Name (beneficial owners with voting or investment control)	Shares of Common Stock Beneficially Owned Before Offering	Shares of Common Stock to Be Sold In Offering	Shares of Common Stock Beneficially Owned After Offering	Percentage of Ownership After Offering

Osborne, Greg	71,429	71,429	None	None
Paltrow, Jeffrey	15,000	15,000	None	None
Papandon, John	28,571	28,571	None	None
Pellicone, Nina	2,921	2,921	None	None
Pensco Trust FBO of Charles Houghton	81,174	81,174	None	None
Perna, Stephen P.	28,571	28,571	None	None
Power Financial Group, Inc. (Ernest Zerenner)(1)	2,926	2,926	None	None
Qualls, Tim	20,000	20,000	None	None
Queen, Barbara	281,250	281,250	None	None
Raspa, Robert P.	14,646	14,646	None	None
Rhoades, Frank L & Susanne K	1,429	1,429	None	None
Rhoades, Joanne	5,714	5,714	None	None
Rivera, Gilbert	10,000	10,000	None	None
Roland, Gary L. & Jana C.	17,400	17,400	None	None
Rone, Edward	30,846	30,846	None	None
Rosen, Daniel	1,022	1,022	None	None
Ruth, Ralph Eric	2,924	2,924	None	None
Rydare LLC (Holly Kelly, Mary Fitzgibbons and Alan Weichelbaum)(1)	42,857	42,857	None	None
Salas, Ricardo A.	21,429	21,429	None	None
Schakelman, Justin, Secretary, Executive Vice President and Director	500,000	500,000	None	None
Schiavone, Rachel	1,002	1,002	None	None
Schiavone, Roxy	5,000	5,000	None	None
Sebastini, Joseph	35,178	35,178	None	None
Secuouler, Ira	42,857	42,857	None	None
Silber, H. Gregory, Director	25,000	25,000	None	None
Silverman, David & Nina	14,286	14,286	None	None
Smith, Judith	3,020	3,020	None	None
Spence, Kyle	4,091	4,091	None	None
Squier, John & Linda	2,914	2,914	None	None
Stachnik, Mark & Michael	100,000	100,000	None	None
Stiles, Una	10,000	10,000	None	None
Taub, Stuart	28,571	28,571	None	None
Taylor, Steven & Carol	5,714	5,714	None	None
Troutner, Brian	15,000	15,000	None	None
Troutner, Jerrold	30,000	30,000	None	None
Truppa, Jerome	1,029	1,029	None	None
Tudhope, Richard	45,000	45,000	None	None
Universal Capital Management, Inc. (2)	575,000	575,000	None	None
Veater, Tammi	5,000	5,000	None	None
Velasquez, Adriana & Domingo	1,000	1,000	None	None
Wagner, Brian	29,299	29,299	None	None
Walmsley, III, George J.	2,920	2,920	None	None
Walmsley, IV, George J.	2,920	2,920	None	None
Warren, Hildaura	26,000	26,000	None	None

Name (beneficial owners with voting or investment control)	Shares of Common Stock Beneficially Owned Before Offering	Shares of Common Stock to Be Sold In Offering	Shares of Common Stock Beneficially Owned After Offering	Percentage of Ownership After Offering

Warren, Kenneth, President and Chief Operating Officer	25,000	25,000	None	None
Waters, Ren	5,000	5,000	None	None
Werwinski, Edna	2,924	2,924	None	None
Werwinski, Robert N. & Elizabeth C.	292,446	292,446	None	None
Werwinski Family Limited Partnership(3)	2,070,000	2,070,000	None	None
Williams, Ann	3,020	3,020	None	None
Wise, Robert	1,000	1,000	None	None
Yankow, Bruce	10,000	10,000	None	None
Yankow, Susan	10,000	10,000	None	None
Yoder, Gibson	8,724	8,724	None	None
Zenith Enterprises LLC (Barbara Queen)(1)	71,501	71,501	None	None
Zerenner, Ernest	2,926	2,926	None	None
Zuckerman, Daniel	15,000	15,000	None	None

TOTAL	17,749,342	17,749,342

1	The named individual(s) is/are the only equity owners of the listed shareholder.
2	Universal Capital Management, Inc. is a corporation with approximately 400 stockholders. The executive officers of the Company are Michael Queen, Joseph Drennan, and William Colucci. The directors are Messrs. Queen, Drennan, Jeffrey Muchow, Steven P. Priutt, and Thomas M. Pickard.
3	Robert and Edna Werwinski are the sole General Partners of the Werwinski Family Limited Partnership and have sole power to vote or dispose of such entity's assets.

  DESCRIPTION OF OUR STOCK

We are authorized by our Articles of Incorporation, as amended, to issue 50,000,000 shares of common stock, par value $.001 per share, and 5,000,000 shares of preferred stock, no par value. As of January 26, 2006, there were 17,878,842 shares of common stock outstanding and no shares of preferred stock outstanding.

Common Stock

Holders of our common stock are entitled to cast one vote for each share held. A majority of shares outstanding and entitled to vote constitutes a quorum and shareholder actions are decided by the vote of a majority of shares represented in person or by proxy at any annual or special meeting of shareholders, unless a greater vote is required by law. A written consent describing the action to be taken and signed by one or more holders of shares having at least the minimum number of votes that would be necessary to take such action at a shareholders meeting also constitutes the action of the shareholders.

No holder of common stock has any preemptive or preferential rights to purchase or subscribe for any part of any unissued or any additional authorized stock or any of our securities convertible into shares of our stock. No holder of common stock has conversion or redemption rights.

Options and Warrants

As of January 26, 2006, options to purchase an aggregate of 1,360,000 shares of common stock were issued and outstanding. These options were issued to several of our employees, directors and consultants. The exercise price of these options ranges from $.35 to $1.00 per share.

Transfer Agent

The transfer agent for our common stock is Interwest Transfer Co., Inc., P.O. Box 17136, 1981 East 4800 South, Suite 100, Salt Lake City, Utah 84117.

  SHARES ELIGIBLE FOR FUTURE SALE

We currently have 17,878,842 shares of common stock outstanding, 17,749,342 of which are being registered for resale pursuant to the registration statement of which this prospectus is a part. All of the shares of common stock registered hereunder will be freely tradable without restriction or further registration under the Securities Act.

The sizable number of shares being registered for resale may impair our ability to raise capital through the sale of our equity securities and could also negatively affect the price that holders of our common stock receive for their shares.

Any shares purchased by an affiliate of ours will be subject to the resale limitations of Rule 144 under the Securities Act. An affiliate of ours is a person who has a control relationship with us, which generally includes our executive officers, directors and 10% or more shareholders.

“Restricted securities” may only be sold as follows:

•	pursuant to a registration statement under the Securities Act,
•	in compliance with the exemption provisions of Rule 144, or
•	pursuant to another exemption under the Securities Act.

In general, Rule 144 requires that affiliates and persons owning restricted securities hold their securities for a minimum of one year, limits the number of securities that may be sold within any 3 month period, requires that sales must be made through unsolicited brokers’ transactions or in transactions directly with a market maker, and requires the filing of a Form 144 if the securities to be sold during any three-month period exceeds 500 shares or has a total sales price over $10,000. Rule 144 limits the number of shares of our common stock that may be sold within any 3 month period to the greater of:

•	one percent of the outstanding shares of our common stock, or
•	the average weekly trading volume of our common stock during the four calendar weeks prior to such sale.

Sales under Rule 144 are also subject to the availability of current public information about us. However, persons who are not affiliated with us and who have held their restricted securities for at least two years may resell their shares without regard to the foregoing requirements of Rule 144.

A sale of shares by our current shareholders, whether pursuant to Rule 144 or otherwise, may have a depressing effect upon the market price of our common stock. To the extent that these shares enter the market, the value of our common stock in the over-the-counter market may be reduced.

  MARKET FOR COMMON STOCK AND RELATED SHAREHOLDER MATTERS

Market Information

Our shares of common stock are not currently quoted for trading on a national securities exchange or an over-then-counter market. Although Management intends to seek to have our stock traded on an exchange or such a market, there can be no assurance that such listing will occur.

Holders

On January 26, 2006, there were approximately 205 registered holders of our common stock. We have outstanding options to acquire 1,360,000 shares of common stock held by 24 optionholders.

Dividends

Holders of our common stock are entitled to receive such dividends as may be declared by our board of directors. We have not declared any cash dividends on our common shares for the last two fiscal years and we do not anticipate paying any cash dividends in the foreseeable future. We currently intend to use all available funds for the development of our business. We are not currently a party to any agreement restricting the payment of dividends.

  LEGAL MATTERS

Ballard Spahr Andrews & Ingersoll, LLP will pass upon the validity of the common stock offered by this prospectus.

  EXPERTS

Our financial statements for the years ended June 30, 2005 and 2004, set forth in this prospectus have been audited by Cogen Sklar LLP, independent certified public accountants, to the extent and for the periods set forth in their report, and are set forth in this prospectus in reliance upon such report given upon the authority of them as experts in auditing and accounting.

  SECURITIES AND EXCHANGE COMMISSION POSITION
ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Bylaws provide that we shall indemnify our officers and directors against liabilities and expenses actually and reasonably incurred by them in connection with any claims made against them, or the defense of any action to which they may be made a party, by reason of their having been one of our officers or directors. However, no director or officer shall be indemnified against any matters as to which he is judged to be liable for negligent or willful misconduct in the performance of his duties or for which indemnification would be against public policy.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

  WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a Registration Statement on Form SB-2 that we filed with the Securities and Exchange Commission.

For more information about us, visit our web site at www.theaterxtreme.com. Our electronic filings with the U.S. Securities and Exchange Commission (including our Annual Report on Form 10-KSB, Quarterly Reports on Form 10-QSB, and Current Reports on Form 8-K, and any amendments to these reports) are available free of charge at www.sec.gov. The public may also read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F. Street, N.E. Washington, D.C. 20549. Information on the operation of the Public Reference Room can be obtained by calling the SEC at 1-800-SEC-0330.

  INDEX TO FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm	F-1
Balance Sheet as of June 30, 2005 and 2004	F-2
Statement of Operations for the years ended June 30, 2005 and 2004	F-3
Statement of Shareholders’ Equity (Deficit) for the
years ended June 30, 2005 and 2004	F-4
Statement of Cash Flows for the years ended June 30, 2005 and 2004	F-5
Notes to Financial Statements June 30, 2005	F-6 - F-13
Balance Sheet as of December 31, 2005 (unaudited) and June 30, 2005 (audited)	F-14
Statement of Operations for the three and six months ended
December 31, 2005 and 2004 (unaudited)	F-15
Statement of Shareholders’ Equity (Deficit) for the six months
ended December 31, 2005 (unaudited)	F-16
Statement of Cash Flows for the six months ended December 31, 2005
and 2004 (unaudited)	F-17
Notes to Financial Statements December 31, 2005 (unaudited)	F-18 - F-22

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Theater Xtreme Entertainment Group, Inc.
Newark, Delaware

We have audited the balance sheets of Theater Xtreme Entertainment Group, Inc. as of June 30, 2005 and 2004, and the related statements of operations, stockholders’ equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Theater Xtreme Entertainment Group, Inc. as of June 30, 2005 and 2004, and the results of its operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

/s/ COGEN SKLAR LLP

Bala Cynwyd, Pennsylvania
July 29, 2005

THEATER XTREME ENTERTAINMENT GROUP, INC.
BALANCE SHEETS
JUNE 30, 2005 AND 2004

	2005	2004
Assets

Current Assets:
Cash and equivalents	$112,874	$119,228
Accounts receivable, net of allowance of $ 4,851 and $-0-	22,797	7,061
Inventory	460,111	180,313
Prepaid expenses	123,444	-
Total current assets	719,226	306,602

Property and Equipment, net	267,700	166,139

Other Assets:
Deposits	20,720	5,760

	$1,007,646	$478,501

Liabilities and Stockholders' Equity (Deficit)

Current Liabilities:
Accounts payable and accrued expenses	$323,132	$127,825
Payroll tax liabilities	31,769	11,216
Current portion of notes payable	12,010	6,754
Due to officer	243	6,109
Deferred sales	568,862	144,863
Total current liabilities	936,016	296,767

Long-term Liabilities:
Notes payable, net of current portion	40,614	27,482
Convertible notes payable	-	200,000
Total long-term liabilities	40,614	227,482
Total liabilities	976,630	524,249

Stockholders' Equity (Deficit):
Preferred stock, no par value, 5,000,000 shares authorized,
no shares issued and outstanding	-	-
Common stock, $.001 par, 50 million shares authorized;
16,291,814 and 9,775,000 shares issued and outstanding	16,292	9,775
Additional paid in capital	1,843,157	240,225
Accumulated deficit	(1,828,433)	(295,748)
Total stockholders' equity (deficit)	31,016	(45,748)

	$1,007,646	$478,501

The accompanying notes are an integral part of these financial statements.

THEATER XTREME ENTERTAINMENT GROUP, INC.
STATEMENTS OF OPERATIONS
YEARS ENDED JUNE 30, 2005 AND 2004

	2005	2004

Revenues	$2,822,871	$933,669

Cost of revenues	1,710,596	606,157
Occupancy expenses	206,053	65,370
Selling, general and administrative expenses	2,409,016	554,247
	4,325,665	1,225,774

Loss from operations	(1,502,794)	(292,105)

Interest income	464	1,120
Interest expense	(30,355)	(4,763)

Net loss	$(1,532,685)	$(295,748)

Basic and diluted:
Loss per common share	$(0.12)	$(0.04)

Weighted average shares	12,358,814	7,996,439

The accompanying notes are an integral part of these financial statements.

THEATER XTREME ENTERTAINMENT GROUP, INC.
STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)
YEARS ENDED JUNE 30, 2005 AND 2004

		Additional		Total
	Common	Paid-in	Accumulated	Stockholders'
	Stock	Capital	Deficit	Equity (Deficit)

Balance at July 1, 2003	$-	$-	$-	$-

Founder shares issued upon incorporation	1,875	(1,875)	-	-

Issuance of common stock	250	249,750	-	250,000

Retroactive recapitalization upon reverse
acquisition	7,650	(7,650)	-	-

Net loss for the year ended June 30, 2004	-	-	(295,748)	(295,748)

Balance at June 30, 2004	9,775	240,225	(295,748)	(45,748)

Conversion of notes payable	3,348	970,214	-	973,562

Issuance of common stock for services	1,462	510,308	-	511,770

Issuance of common stock at merger	1,250	(1,250)	-	-

Liabilities assumed upon merger	-	(13,026)	-	(13,026)

Issuance of common stock, private placement	457	136,686	-	137,143

Net loss for the year ended June 30, 2005	-	-	(1,532,685)	(1,532,685)

Balance at June 30, 2005	$16,292	$1,843,157	$(1,828,433)	$31,016

The accompanying notes are an integral part of these financial statements.

THEATER XTREME ENTERTAINMENT GROUP, INC.
STATEMENTS OF CASH FLOWS
YEARS ENDED JUNE 30, 2005 AND 2004

	2005	2004
Cash flows from operating activities:
Net Loss	$(1,532,685)	$(295,748)
Adjustments to reconcile net loss to
net cash used in operating activities:
Depreciation	52,405	14,995
Issuance of common stock for services	511,770	-
Allowance for doubtful accounts	4,851	-
Increase in assets
Accounts receivable	(20,587)	(7,061)
Inventory	(279,798)	(180,313)
Prepaid expenses	(123,444)	-
Increase (decrease) in liabilities
Accounts payable and accrued expenses	182,281	127,825
Payroll tax liabilities	20,553	11,216
Due to officer	(5,866)	6,109
Deferred sales	423,999	144,863
Net cash used in operating activities	(766,521)	(178,114)

Cash flows from investing activities:
Deposits on stores and corporate facility	(14,960)	(5,760)
Purchase of property and equipment	(127,370)	(143,418)
Net cash used in investing activities	(142,330)	(149,178)

Cash flows from financing activities:
Repayment of notes payable	(10,000)	(3,480)
Proceeds from convertible note payable	773,562	200,000
Proceeds from financing lease	1,792	-
Proceeds from issuance of common stock	137,143	250,000
Net cash provided by financing activities	902,497	446,520

Net increase (decrease) in cash	(6,354)	119,228
Cash and equivalents, beginning of year	119,228	-

Cash and equivalents, end of year	$112,874	$119,228

Supplemental disclosure:
Cash paid during the year for interest	$16,803	$3,096

Supplemental disclosure of non-cash
investing and financing activites:
Conversion of notes payable to common stock	$973,562	$-
Liabilities assumed as part of merger	$13,026	$-
Acquisition of property and equipment
by issuance of notes payable	$26,596	$37,716

The accompanying notes are an integral part of these financial statements.

THEATER XTREME ENTERTAINMENT GROUP, INC.
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2005 AND 2004

Note 1: Nature of Operations and Significant Accounting Policies

Nature of operations. Theater Xtreme Entertainment Group, Inc. (the “Company”), a Florida corporation, opened the first Company retail store or design center on September 1, 2003 in Newark, Delaware. The Company has designed and created large-format home theater entertainment systems, offering new, low cost technology at prices affordable to many families. In August 2004 the Company opened a second Company owned design center in Wilmington, Delaware. A third Company owned design center is scheduled to open in Bel Air, Maryland in September 2005. The Company has sold 4 franchise licenses through June 30, 2005. The first franchise design center opened in Springfield, Massachusetts in May 2005. Other franchise centers are schedule to open in Pennsylvania, Michigan and Idaho. The Company expects to offer franchise licenses nationwide.

Merger. On February 11, 2005 the Company acquired BF Acquisition Group II, Inc., a Florida corporation. Under the terms of the merger agreement, each stockholder of Theater Xtreme, Inc. received 4.60 shares of voting common stock of BF Acquisition Group II, Inc. for each share of Theater Xtreme, Inc. common stock held by such stockholder, totaling 9,775,000 shares. The stockholders’ equity at June 30, 2004 has been retroactively restated for the equivalent number of shares received in the reverse acquisition. Following the merger, the Company changed its name to Theater Xtreme Entertainment Group, Inc. Under accounting principles generally accepted in the United States, the share exchange is considered to be a capital transaction in substance, rather than a business combination. That is, the share exchange is equivalent to the issuance of stock by Theater Xtreme Entertainment Group, Inc. for the net monetary assets of BF Acquisition Group II, Inc., accompanied by a recapitalization, and is accounted for as a change in capital structure. Accordingly, the accounting for the share exchange will be identical to that resulting from a reverse acquisition, except no goodwill will be recorded. Under reverse takeover accounting, the post reverse acquisition comparative historical financial statements of the legal acquirer, BF Acquisition Group II, Inc., are those of the legal acquiree which are considered to be the accounting acquirer, Theater Xtreme Entertainment Group, Inc.

Industry Risks. The Company participates in a highly volatile industry that is characterized by rapid technological change, intense competitive pressure, and cyclical market patterns. The Company’s results of operations will be affected by a wide variety of factors, including general economic conditions, decreases in average selling prices over the life of any particular product, the timing of new product introductions (by the Company, its competitors, and others), the ability to acquire sufficient quantities of a given product in a timely manner, the timely implementation of new technologies, the ability to safeguard intellectual property from competitors, and the effect of new technologies resulting in rapid escalation of demand for some products in the face of equally steep decline in demand for others. Based on the factors noted herein, the Company may experience substantial period-to-period fluctuations in future operating results.

Comprehensive Income. The Company follows the Statement of Financial Accounting Standard (“SFAS”) No. 130, “Reporting Comprehensive Income.” Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net income. Since the Company has no items of other comprehensive income, comprehensive income (loss) is equal to net income (loss).

Fair Value of Financial Instruments. The Company’s financial statements consist of cash and cash equivalents, accounts receivable, payables, accrued expenses and deposits. The carrying values of these items approximate fair value because of their short maturities. The carrying value of notes payable also approximate fair value because the interest rates of these notes approximates current market interest rates.

THEATER XTREME ENTERTAINMENT GROUP, INC.
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2005 AND 2004

Note 1: Nature of Operations and Significant Accounting Policies (Continued)

Use of Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires Management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Cash Equivalents. The Company considers all short-term securities purchased with a maturity of three months or less to be cash equivalents.

Concentration of Credit Risk. The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. Accounts are guaranteed by the Federal Deposit Insurance Corporation (FDIC) up to $100,000. At June 30, 2005 the Company had approximately $12,874 in excess of FDIC insured limits. The Company has not experienced any losses in such accounts.

Inventory. The Company’s inventory is stated at the lower of cost (first-in, first-out) or market (net realizable value), and consists of the following at June 30:

	2005	2004
Equipment and furniture products	$256,547	$62,807
Cable and supplies	9,283	14,525
Retail displays	194,281	102,981
	$460,111	$180,313

Depreciation and Fixed Assets. The cost of property and equipment is depreciated over the estimated useful lives of the assets. Leasehold improvements are amortized over the lesser of the length of the related leases or the estimated useful lives of the assets. Depreciation is computed using the straight-line method. The estimated useful lives are as follows:

Computer equipment	3 years
Office equipment	5 years
Office furniture	7 years
Vehicles	5 years
Leasehold improvements	3 to 7 years

Long-lived Assets. The Company follows SFAS No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets.” Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the related carrying amount may not be recoverable. When required, impairment losses on assets to be held and used are recognized based on the excess of the asset’s carrying amount. Fair value of the asset and long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell. The Company is not aware of any events or circumstances which indicate the existence of an impairment which would be material to the Company’s annual financial statements.

THEATER XTREME ENTERTAINMENT GROUP, INC.
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2005 AND 2004

Note 1: Nature of Operations and Significant Accounting Policies (Continued)

Recently Issued Accounting Pronouncements. In December 2004, the FASB revised SFAS 123, “Accounting for Stock-Based Compensation” to require all companies to expense the fair value of employee stock options. SFAS 123(R) is effective for the first period beginning after December 15, 2005 for small business issuers.

Revenue Recognition. Retail sales include all sales from Company-owned design centers. The following is a summary of earned revenues at June 30:

	2005	2004
Retail sales	$2,751,780	$933,669
Wholesale sales	44,021	-
Franchise licenses and royalties	27,070	-
Total revenues	$2,822,871	$933,669

Retail sales represent the sale and installation of home-theater equipment. In accordance with the SEC’s Staff Accounting Bulletin No. 104 (SAB 104) “Revenue Recognition,” the Company recognizes revenue when persuasive evidence of a customer arrangement exists or acceptance occurs, receipt of goods by customer occurs, the price is fixed or determinable, and the sales revenues are considered collectible. Revenue is recognized on such sales when the equipment is delivered and the installation is substantially completed. Generally these events occur on the same date. Revenues are recognized prorata on larger, more complex systems where installation occurs over a period of time.

Customer deposits on orders which are not completed are shown as deferred revenue. Included in deferred sales is an amount which represents the unexpired portions of extended service contracts. In addition, the Company has deferred revenues from the sales of franchise licenses. Such revenues will be recognized when the related franchise design center opens for business, as that is when the Company has substantially completed its initial obligations to the franchisee. The following is a summary of orders and retail sales for the years ended June 30:

	2005	2004
Customer orders	$3,257,602	$1,287,025
Increase in unfinished orders	(505,822)	(353,356)
Retail sales (recognized)	$2,751,780	$933,669

Customer deposits, deferred retail sales	$460,877	$144,863
Balances due on unfinished orders	398,301	208,493
Less unfinished orders at June 30, 2004
and 2003	(353,356)	-
Increase in unfinished orders	$505,822	$353,356

The following amounts are included in deferred sales at June 30:

	2005	2004
Deferred retail sales	$460,877	$144,863
Deferred service contracts	35,485	-
Customer deposits, deferred retail sales	496,362	144,863
Deferred franchise licenses	72,500	-
Total deferred sales	$568,862	$144,863

THEATER XTREME ENTERTAINMENT GROUP, INC.
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2005 AND 2004

Note 1: Nature of Operations and Significant Accounting Policies (Continued)

Loss Per Share. The Company follows SFAS 128, “Earnings Per Share,” resulting in the presentation of basic and diluted earnings (loss) per share. The basic loss per share calculations include the change in capital structure which resulted from the merger for all periods presented. For the years ended June 30, 2005 and 2004, the basic and diluted loss per share are the same, because the assumed conversion of the convertible notes payable would be antidilutive as the Company experienced a net losses for these periods.

Income Taxes. The Company accounts for income taxes under SFAS No. 109, “Accounting for Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually for temporary differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

Shipping and Handling Fees and Costs. The Company classifies shipping and handling costs as part of selling and administration expenses. Shipping and handling costs were $15,661 and $3,761 for the years ended June 30, 2005 and 2004.

Advertising Costs. Advertising and sales promotion costs are expensed as incurred. Advertising expense totaled $643,935 and $154,726 for the years ended June 30, 2005 and 2004.

Store Opening Costs. Store opening costs and other start-up costs are expensed as incurred.

Recently Issued Accounting Pronouncements. In December 2004, the FASB revised SFAS 123, “Accounting for Stock-based Compensation” to require all companies to expense the fair value of employee stock options. SFAS 123(R) is effective for the first period beginning after December 15, 2005 for small business issuer.

Note 2: Reverse Merger

Effective February 11, 2005 Theater Xtreme Entertainment Group, Inc. completed its merger with BF Acquisition Group II, Inc., which was treated as a reverse acquisition. The following pro forma consolidated statement of operations assumes the merger was effective July 1, 2004.

For the year ending June 30, 2005:

Revenues	$2,822,871
Net Loss	$1,681,435
Basic and Diluted Loss Per Share	$(0.14)

THEATER XTREME ENTERTAINMENT GROUP, INC.
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2005 AND 2004

Note 3: Property and Equipment

Property and equipment consist of the following at June 30:

	2005	2004
Vehicles	$69,312	$42,716
Equipment and computers	63,265	31,270
Leasehold improvements	202,523	107,148
	335,100	181,134
Accumulated depreciation	(67,400)	(14,995)
	$267,700	$166,139

Depreciation expense was $52,405 and $14,995 for the years ended June 30, 2005 and 2004.

Note 4: Long-term Liabilities and Notes Payable

Long-term debt consists of the following at June 30,:
	2005	2004
Note Payable to bank, in monthly installments
of $349, including interest at 7.25%,
secured by vehicle, maturing
December 2008	$12,863	$16,032

Note Payable to bank, in monthly installments
of $402, including interest at 7.25%.
secured by vehicle, maturing
November 2008	14,307	18,204

Note Payable to bank, in monthly installments
of $539, including interest at 7.99%
secured by vehicle, maturing
December 2009	24,387	-

Capitalized lease with monthly payments of $34
and imputed interest at 10% through
July 2008	1,067	-

Note Payable to minority stockholder, unsecured,
monthly payments of interest only at 10%,
principal due April 2009, converted into
common stock during Fiscal 2005.	-	200,000
	52,624	234,236
Less current portion	(12,010)	(6,754)

Notes Payable, net of current portion	$40,614	$227,482

THEATER XTREME ENTERTAINMENT GROUP, INC.
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2005 AND 2004

Note 4: Long-term Liabilities and Notes Payable (Continued)

Future maturities of long-term debt as of June 30, 2005 are as follows:

Year ending June 30, :
2006	$12,010
2007	13,242
2008	14,268
2009	9,943
2010	3,161
$52,624

The Company incurred interest costs of $30,355 and $4,763 for the years ended June 30, 2005 and 2004. Of these amounts $13,552 were paid by the issuance of common stock for the year ended June 30, 2005.

Note 5: Lease Commitments

The Company leases its corporate offices, warehouse and retail design centers for various terms under long-term, non-cancelable operating lease agreements. The leases expire at various dates through 2010 and provide for renewal options ranging from none to five years. In the normal course of business, it is expected that these leases will be renewed or replaced by leases on other properties. The leases provide for increases in future minimum annual rental payments based on defined increases in the Consumer Price Index, subject to certain minimum increases. Also, the agreements generally require the Company to pay executory costs (real estate taxes, insurance, and repairs or allocated common area charges).

The company also has operating leases on vehicles with monthly payments of $350.

The following is a schedule by year of future minimum rental payments required under the operating lease agreements:

Year ending June 30,
2006	$207,662
2007	191,107
2008	133,977
2009	110,539
2010	57,696
thereafter	-
$700,981

Total minimum lease payments do not include executory costs, common area charges, or increases measured by consumer price or other index changes.

Rent expense charged to operations was $136,635 and $7,708 for the years ended June 30, 2005 and 2004

THEATER XTREME ENTERTAINMENT GROUP, INC.
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2005 AND 2004

Note 6: Stockholders’ Equity

Common Stock

In October 2003, the Company issued 250,000 pre-merger shares (1,150,000 post-merger shares) for net proceeds of $250,000.

In February 2005, the Company issued 675,000 shares for services valued at $236,250.

In December 2004, various shareholders converted $325,000 of promissory notes into 1,495,000 shares of the Company’s common stock. In June 2005, the remaining promissory notes and related interest amounting to $648,562 were converted into 1,853,035 shares of common stock.

In April 2005 the Company issued 787,200 shares of its common stock for services valued at $275,520.

On April 26, 2005 the Company began offering up to 2,900,000 shares of its common stock at a purchase price of $0.35 per share. As of June 30, 2005, the Company issued 456,578 shares of its common stock for proceeds of $137,143, net of filing and related attorney fees in connection with this offering. The conversion of the promissory notes in June 2005 and the share offering resulted in the issuance of a total of 2,309,613 shares of common stock for net proceeds of $785,705.

Options

Pursuant to the terms of the Company’s 2005 Stock Option Plan, in April 2005 employees received options to purchase 740,000 shares of the Companies’ common stock. The exercise price per share of these options is $.35 and vest either 25% or 33% each year on the anniversary of grant date contingent upon employment.

The Company applies ABP Opinion 25, “Accounting for Stock Issued to Employees,” and related interpretations in accounting for the issuance of its stock options. Accordingly, no compensation cost has been recognized for its stock options issued during the years ended June 30, 2005 and 2004. Had compensation cost for the Company’s issuance of vested stock options been determined based on the fair value at grant dates for options consistent with the method of SFAS No. 123(R), Company’s net loss and net loss per share would not have been increased since the vesting of the option is contingent on being employed at anniversary date. No Proforma adjustment has been presented at June 30, 2005. No options were granted during the year ended June 30, 2004.

In April 2005, pursuant to the terms of the Company’s 2005 Stock Option Plan, the Company issued stock options to purchase 150,000 shares of its common stock to outside members of the Company’s board of directors at an exercise price of $0.35 per share pursuant to Section 4(2) of the Securities Act in exchange for services. The stock options are exercisable until April 2015 and vest 25% per year. In accordance with the fair value method as described in accounting requirements of SFAS No. 123(R), the Company recognized no expense for the year ended June 30, 2005 since the vested amount was insignificant.

THEATER XTREME ENTERTAINMENT GROUP, INC.
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2005 AND 2004

Note 7: Income Taxes

Deferred income taxes reflect the net effect of an operating loss carryforward. There are no significant temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amount used for income tax purposes.

The components of the deferred assets are as follows at June 30:

	2005	2004

Net operating loss carryforward	$658,000	$106,000
Less valuation allowance	(658,000)	(106,000)

	$--	$--

The valuation allowance for deferred tax assets as of June 30, 2005 and 2004 was $658,000 and $106,000. The change in the total valuation allowance for the years ended June 30, 2005 and 2004 was an increase of $552,000 and an increase of $106,000. In assessing the realizability of deferred tax assets, Management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which the net operating losses and temporary differences become deductible. Management considered projected future taxable income and tax planning strategies in making this assessment. At June 30, 2005, the Company had net operating loss carry forwards for Federal and State income tax purposes of approximately $1,828,000, which were available to offset future taxable income, if any, through June 30, 2026. Based upon the limited operating history of the Company and losses incurred to date, Management has fully reserved the deferred tax asset.

Note 8: Subsequent Event

On April 26, 2005 the Company began offering up to 2,900,000 shares of its common stock at a purchase price of $0.35 per share. Subsequent to June 30, 2005, the Company has issued an additional 589,283 shares of common stock in connection with this offering, with net proceeds of an additional $205,925.

THEATER XTREME ENERTAINMENT GROUP, INC.
BALANCE SHEETS
DECEMBER 31 AND JUNE 30 2005

	DECEMBER 31	JUNE 30
	2005	2005
Assets	(Unaudited)	(Audited)

Current Assets:
Cash and equivalents	$292,992	$112,874
Accounts receivable, net of allowance of $ 4,281 and $4,851	29,240	22,797
Inventory	524,655	460,111
Prepaid expenses	122,629	123,444
Total current assets	969,516	719,226

Property and Equipment, net	384,962	267,700

Other Assets:
Deposits	20,720	20,720

	$1,375,198	$1,007,646

Liabilities and Stockholders' Deficit

Current Liabilities:
Accounts payable and accrued expenses	$544,622	$323,132
Payroll tax liabilities	33,574	31,769
Current portion of notes payable	18,273	12,010
Due to officer	-	243
Deferred franchise fees	276,500	72,500
Deferred sales	654,945	496,362
Total current liabilities	1,527,914	936,016

Long-term Liabilities:
Notes payable, net of current portion	57,001	40,614
Total long-term liabilities	57,001	40,614
Total liabilities	1,584,915	976,630

Stockholders' Equity (Deficit):
Preferred stock, no par value, 5 Million shares authorized,
no shares issued and outstanding	-	-
Common stock, $.001 par, 50 million shares authorized;
17,749,342 and 16,291,814 shares issued
and outstanding	17,749	16,292
Additional paid in capital	2,612,673	1,843,157
Accumulated deficit	(2,840,139)	(1,828,433)
Total stockholders' equity (deficit)	(209,717)	31,016

	$1,375,198	$1,007,646

The accompanying notes are an integral part of these financial statements.

THEATER XTREME ENTERTAINMENT GROUP, INC.
STATEMENTS OF OPERATIONS
THREE AND SIX MONTHS ENDED DECEMBER 31 2005 AND 2004

	Three Months Ended		Six Months Ended
	December 31		December 31
	2005	2004	2005	2004

Revenues	$983,127	$712,324	$2,003,980	$1,092,291

Cost of revenues	565,032	444,494	1,138,933	693,280
Occupancy expenses	78,204	49,005	153,152	102,542
Selling, general and administrative expenses	1,080,250	370,252	1,721,031	634,454
	1,723,486	863,751	3,013,116	1,430,276

Loss from operations	(740,359)	(151,427)	(1,009,136)	(337,985)

Interest income	1	5	47	54
Interest expense	(1,371)	(9,584)	(2,617)	(14,584)

Net loss	$(741,729)	$(161,006)	$(1,011,706)	$(352,515)

Basic and diluted:
Loss per common share	$(0.04)	$(0.02)	$(0.06)	$(0.04)

Weighted average shares	17,428,594	9,775,000	17,105,708	9,775,000

The accompanying notes are an integral part of these financial statements.

THEATER XTREME ENTERTAINMENT GROUP, INC.
STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
SIX MONTHS ENDED DECEMBER 31 AND YEAR ENDED JUNE 30, 2005

		Additional		Total
	Common	Paid-in	Accumulated	Stockholders'
	Stock	Capital	Deficit	Equity (Deficit)

Balance at June 30, 2005	$16,292	$1,843,157	$(1,828,433)	$31,016

Issuance of common stock, private placement	1,447	486,026	-	487,473

Redemption of founder's stock	(800)	800	-	-

Issuance of common stock for services	810	282,690	-	283,500

Net loss for the Six months ended December 31, 2005	-	-	(1,011,706)	(1,011,706)

Balance at December 31, 2005	$17,749	$2,612,673	$(2,840,139)	$(209,717)

The accompanying notes are an integral part of these financial statements.

THEATER XTREME ENTERTAINMENT GROUP, INC.
STATEMENTS OF CASH FLOWS
SIX MONTHS ENDED DECEMBER 31

	2005	2004
Cash flows from operating activities:
Net Loss	$(1,011,706)	$(352,515)
Adjustments to reconcile net loss to
net cash used in operating activities:
Depreciation	50,390	23,443
Issuance of common stock for services	283,500	-
Increase in assets
Accounts receivables	(6,443)	(4,734)
Inventory	(64,544)	(95,228)
Prepaid expenses	815	(26,851)
Increase in liabilities
Accounts payable and accrued expenses	221,490	150,483
Payroll tax liabilities	1,805	19,329
Due to officer	(243)	(2,624)
Deferred franchise fees	204,000	50,000
Deferred sales	158,583	203,973
Net cash used in operating activities	(162,353)	(34,724)

Cash flows from investing activities:
Purchase of property and equipment	(167,652)	(51,475)
Net cash used in investing activities	(167,652)	(51,475)

Cash flows from financing activities:
Repayment of notes payable	-	(202,051)
Proceeds from note payable	22,650	-
Proceeds from issuance of common stock	487,473	325,000
Net cash provided by financing activities	510,123	122,949

Net increase in cash	180,118	36,750
Cash and equivalents, beginning of period	112,874	119,228

Cash and equivalents, end of period	$292,992	$155,978

Supplemental disclosure:
Cash paid during the period for interest	$2,617	$14,584

Supplemental disclosure of non-cash
investing and financing activites:
Conversion of notes payable to common stock	$-	$202,051
Liabilities assumed as part of merger	$13,026	$-
Acquisition of property and equipment
by issuance of notes payable	$36,530	$-

The accompanying notes are an integral part of these financial statements.

THEATER XTREME ENTERTAINMENT GROUP, INC.
NOTES TO FINANCIAL STATEMENTS
(UNAUDITED)

Note 1: Nature of Operations and Significant Accounting Policies

Basis of Presentations. The accompanying unaudited financial statements have been prepared in accordance with U.S. generally accepted accounting principles for interim financial information and with the instructions for Form 10-QSB and Item 310(b) of Regulation S-B. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three and six months ended December 31, 2005 are not necessarily indicative of the results that may be expected for the year ended June 30, 2006. The unaudited financial statements should be read in conjunction with the financial statements and footnotes thereto included in the Company’s annual report on Form 10-KSB for the fiscal year ended June 30, 2005.

Nature of Operation. Theater Xtreme Entertainment Group, Inc. (the “Company”), a Florida corporation, is a retail store and franchise marketing company engaged in retail sales and distribution through the operation of its home cinema design centers, the sale of franchise stores and wholesale product distribution to franchisees. The Company opened its first Company retail store, “design center”, in September 2003 in Newark, Delaware. In August 2004, the Company opened a second Company-owned design center in Wilmington, Delaware. In September 2005, the Company opened a third Company-owned design center in Bel-Air, Maryland. The Company has sold fifteen franchises, three of which are open and operating. The Company has designed and created large-format home theater entertainment systems offering new technology at prices affordable to many families. The Company expects to offer franchise licenses nationwide as well as open additional stores in the Mid-Atlantic region.

Use of Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Revenue Recognition. Retail sales include all sales from Company-owned design centers. The following is a summary of earned revenues for the three and six months ended December 31:

	Three Months ended December 31		Six Months ended December 31
	2005	2004	2005	2004
Retail sales	$884,161	$712,324	$1,808,963	$1,092,291
Wholesale sales	61,052	-	128,076	-
Franchise licenses and royalties	37,914	-	66,941	-
Total revenues	$983,127	$712,324	$2,003,980	$1,092,291

Retail sales represent the sale and installation of home-theater equipment. In accordance with the SEC’s Staff Accounting Bulletin No. 104 (SAB 104) “Revenue Recognition,” the Company recognizes revenue when persuasive evidence of a customer arrangement exists or acceptance occurs, receipt of goods by customer occurs, the price is fixed or determinable, and the sales revenues are considered collectible. Revenue is recognized on such sales when the equipment is delivered and the installation is substantially completed. Generally, these events occur on the same date. Revenues are recognized pro-rata on larger, more complex systems where installation occurs over a period of time.

THEATER XTREME ENTERTAINMENT GROUP, INC.
NOTES TO FINANCIAL STATEMENTS
(UNAUDITED)

Customer deposits on orders that are not completed are shown as deferred revenue. Also included in deferred sales is an amount that represents the unexpired (unearned) portions of paid customer extended service contracts. In addition, the Company has deferred revenues from the sales of franchise licenses. Such revenues will be recognized when the related franchise design center opens for business, as that is when the Company has substantially completed its obligations to these franchisees.

The following is a summary of amounts included in deferred sales as at December 31:

	2005	2004
Deferred Retail sales	$631,845	$496,362
Unearned service contract revenue	23,100	-
Total Deferred Sales	$654,945	$496,362

Loss Per Share. The Company follows SFAS 128, “Earnings Per Share,” resulting in the presentation of basic and diluted earnings (loss) per share. The basic loss per share calculations include the change in capital structure that resulted from the merger for all periods presented. For the three and six months ended December 31, 2005 and 2004, the basic and diluted loss per share are the same, because the assumed conversion of stock equivalents would be antidilutive as the Company experienced a net loss for these periods.

Income Taxes. The Company accounts for income taxes under SFAS No. 109, “Accounting for Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually for temporary differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

Advertising Costs. Advertising and sales promotion costs are expensed as incurred. Advertising and promotional expense totaled $101,420 and $76,558 for the three month periods ended December 31, 2005 and 2004, respectively and $225,240 and $120,338 for the six months ended December 31, 2005 and 2004, respectively.

THEATER XTREME ENTERTAINMENT GROUP, INC.
NOTES TO FINANCIAL STATEMENTS
(UNAUDITED)

Note 2: Common Stock

During the six months ended December 31, 2005, the Company sold 1,447,528 of its common shares at a purchase price of $0.35 per share in an offering of common stock pursuant to an Offering Memorandum dated April 26, 2005, as amended. Net proceeds for these shares amounted to $487,473. During the six months ended December 31, 2005, the Company issued 810,000 of its common shares to certain vendors in consideration for services provided, valued at $283,500.

During the six months ended December 31, 2005, the Company founder contributed 800,000 common shares to the Company pursuant to a settlement agreement.

Note 3: Stock Option Plan

In April, 2005, stockholders holding a majority of the shares of the Company’s common stock approved the adoption of the Company’s 2005 Stock Option Plan (the “Plan”). The Plan is designed to help the Company attract, motivate and retain quality employees necessary to successfully execute the Company’s business plans. On December 21, 2005 stockholders holding a majority of the shares of the Company’s common stock approved an increase in the number of common shares allocated to the Plan to 2,000,000 up from 1,400,000 shares. Participation in the Plan is limited to employees and Directors.

At June 30, 2005, there were 890,000 stock options outstanding under the 2005 Stock Option Plan. At December 31, 2005, there were 1,370,000 stock options outstanding under the 2005 Stock Option Plan. The 2005 Stock Option Plan was amended on December 21, 2005 increasing the total number of Plan shares available for grant to 2,000,000 shares. In the six months ended December 31, 2005, the Company granted to certain employees common stock options to purchase 560,000 shares of its common stock and 80,000 options were forfeited by former employees.

In the six months ended December 31, 2005, the Company granted to certain employees common stock options to purchase 560,000 shares of its common stock and 80,000 options were forfeit by former employees. During that same period, there were no grants of non-qualified options.

A summary of stock option transactions for the six months ended December 31, 2005 is as follows:

	Incentive Stock Options			Non-Qualified Stock Options
			Exercise Price	All Non-		Exercise Price
	All ISO	Vested	Per Common	Qualified	Vested	Per Common
	Shares	Shares	Share	Shares	Shares	Share

Balance, June 30, 2005	740,000	57,500	$0.35	150,000	-	$0.35

Granted / vested during the period	560,000	75,000	$0.35	-	-	xx

Exercised during the period	-	-	xx	-	-	xx

Forfeit during the period	(80,000)	-	xx	-	-	xx

Balance, December 31, 2005	1,220,000	132,500	$0.35	150,000	-	$0.35

THEATER XTREME ENTERTAINMENT GROUP, INC.
NOTES TO FINANCIAL STATEMENTS
(UNAUDITED)

The Company accounts for stock-based compensation in accordance with SFAS No. 123, “Accounting for Stock-Based Compensation,” which for employee stock options permits the use of intrinsic value method described in APB opinion No. 25, Accounting for Stock Issued to Employees, and requires the Company to disclose the pro forma effects for accounting for stock-based compensation using the fair value method as described in the optional accounting requirements of SFAS No. 123.

Beginning January 1, 2006, the Company will account for stock-based compensation in accordance with SFAS 123R, “Accounting for Stock-Based Compensation” requiring all companies to expense the fair value of employee stock options effective with the beginning of the next fiscal quarter beginning after December 15, 2005 for a small business issuer.

Had compensation cost for the Company’s stock option plan been determined based on the fair value of the Company’s common stock at the dates of awards under the fair value method of SFAS No. 123, the Company’s net loss and net loss per common share for the three and six months ended December 31, 2005 would have been increased to the pro forma amounts indicated below. For 2005, the fair value amounts were estimated using the Black-Scholes options pricing model with the following assumptions: no dividend yield, expected volatility of 60%, risk-free interest rate of approximately 3 to 5% and expected option life of ten years. There were no stock option grants issued in 2004.

	Three months Ended December 31		Six months Ended December 31
	2005	2004	2005	2004

Net loss:
As reported	$(741,729)	$(161,006)	(1,011,706)	$(352,515)
Pro froma	$(760,849)	$(161,006)	(1,030,826)	$(352,515)

Net loss per common share
basic and diluted:
As reported	$(0.06)	$(0.04)	(0.06)	$(0.04)
Pro forma	$(0.06)	$(0.04)	(0.06)	$(0.04)

Note 4: Income Taxes

Deferred income taxes reflect the net effect of an operating loss carryforward. There are no significant temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amount used for income tax purposes.

The components of the deferred assets are as follows at December 31, 2005 and June 30, 2005:

	December 31, 2005	June 30 2005
Net operating loss carryforward	$1,020,000	$658,000
Less valuation allowance	(1,020,000)	(658,000)

	$0	$0

THEATER XTREME ENTERTAINMENT GROUP, INC.
NOTES TO FINANCIAL STATEMENTS
(UNAUDITED)

There is no income tax benefit for the losses for the six months ended December 31, 2005 or December 31, 2004, since management has determined that the realization of the net deferred tax asset is not assured and has created a valuation allowance for the entire amount of such benefits. A valuation allowance was required since the ultimate realization of deferred tax assets is dependent upon future taxable income and management believes that it is more likely than not that the deferred tax asset will not be realized through future taxable income.

At June 30, 2005, the Company had a net operating loss carryforward for Federal and state income tax purposes of approximately $1,828,000 which, if not used, will expire in the fiscal year ending June 30, 2026.

Note 5: Subsequent Events

In January 2006, the Company began offering up to 500,000 shares of its common stock for sale at a minimum purchase price of $1.00 per share.

In January 2006, the Company issued to certain of its employees options to purchase 30,000 shares of the Company’s common stock at an exercise price of $1.00 per share. These options expire in 10 years. These options will vest over the next four years, and are exercisable contingent on the employee being employed as of the vesting anniversary date. In accordance with the fair value method of accounting for stock options, the expense will be recognized when the contingency has been met.

THEATRE XTREME ENTERTAINMENT GROUP, INC.

17,749,342 Shares of Common Stock

----------------
PROSPECTUS
----------------

February __, 2006

You should only rely on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The selling security holders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.

Until May __, 2006 (90 days after the commencement of the offering), all dealers that effect transactions in these securities, whether or not participating in this offering, may be requested to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - Information Not Required In Prospectus

Item 24. Indemnification of Directors and Officers.

The Registrant’s bylaws eliminate the personal liability of its officers, directors and executive committee members to the Registrant or its shareholders, to the extent permitted by Florida law. The Registrant’s bylaws further eliminate the personal liability of its officers, directors and executive committee members when, in the discharge of any duty imposed or power conferred upon them by the Registrant, they acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Registrant, and with respect to any criminal action or proceeding, had no reasonable cause to believe that the conduct was unlawful.

The Registrant’s bylaws provide that it shall indemnify its officers and directors against liabilities and expenses actually and reasonably incurred by them in connection with any claims made against them, or the defense of any action to which they may be made a party, by reason of their having been an officer or director of the Registrant. However, no director or officer shall be indemnified against any matters as to which he is judged to be liable for negligent or willful misconduct in the performance of his duties or for which indemnification would be against public policy.

In addition, indemnification will only be permitted under the bylaws if a determination is made that indemnification is proper in the circumstances because such person met the applicable standard or conduct. Such determination shall be made either: (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding or (2) by the shareholders who were not parties to such action, suit or proceeding.

There is no litigation pending, and neither the Registrant nor any of its directors know of any threatened litigation, which might result in a claim for indemnification by any director or officer.

Item 25. Other Expenses of Issuance and Distribution.

The estimated expenses of the offering, all of which are to be borne by the Registrant, are as follows:

Total Registration Fee under Securities Act of 1933	$665
Printing and Engraving	$5,000	*
Accounting Fees and Expenses	$2,500	*
Legal Fees and Expenses	$20,000	*
Blue Sky Fees and Expenses (including related legal fees)	$0
Transfer Agent Fees	$2,500	*
Miscellaneous	$4,335	*

Total	$35,000	*

* Estimated

Item 26. Recent Sales of Unregistered Securities.

On November 17, 2005, the Registrant completed a private placement transaction by selling to certain accredited and non-accredited investors an aggregate of 3,757,142 shares of its common stock at an offering price of $.35 per share, as follows:

Date	Last Name	First Name	Security Sold		Consideration

5/3/2005	Abbott	Jennifer	307	Common Shares	$107.59
5/3/2005	Abbott	Kathleen	2,050	Common Shares	$717.45
5/3/2005	Arthurton	Ryan	2,917	Common Shares	$1,021.00
5/3/2005	Ashton	Robert W.	73,150	Common Shares	$25,602.74
5/3/2005	Baker	Colin Charles	2,920	Common Shares	$1,021.92
5/3/2005	Cahill	Kevin	2,909	Common Shares	$1,018.19
5/3/2005	Cantelini	Dino	2,900	Common Shares	$1,014.90
5/3/2005	Chupka	Michael	1,024	Common Shares	$358.44
5/3/2005	Clarke	David M.	2,911	Common Shares	$1,018.85
5/3/2005	Clarke	Donald F.& Jean M.	2,911	Common Shares	$1,018.85
5/3/2005	Cohen	Carole	1,020	Common Shares	$357.00
5/3/2005	Cribbs	John	3,036	Common Shares	$1,062.43
5/3/2005	DeCosta	Raymond	6,108	Common Shares	$2,137.74
5/3/2005	Dennison	Catherine	1,023	Common Shares	$357.96
5/3/2005	DiCesare	John	2,927	Common Shares	$1,024.38
5/3/2005	DiCesare	Thomas	2,927	Common Shares	$1,024.38
5/3/2005	DiEmidio	Joseph	44,089	Common Shares	$15,431.51
5/3/2005	DiEmidio	Lawrence	28,728	Common Shares	$10,054.79
5/3/2005	Entrust CAMA FBO	Warren Danner IRA	20,180	Common Shares	$7,062.90
5/3/2005	Erb Ruth	Rebecca	205	Common Shares	$71.59
5/3/2005	Zerenner	Ernest	2,926	Common Shares	$1,024.11
5/3/2005	Galvin	Heather	2,921	Common Shares	$1,022.47
5/3/2005	Galvin, III	Henry	2,921	Common Shares	$1,022.47
5/3/2005	Gory	Craig W.	10,263	Common Shares	$3,592.05
5/3/2005	Harrington	Robert & Corrine	7,339	Common Shares	$2,568.49
5/3/2005	Hludzinski	David & Krista	57,689	Common Shares	$20,191.13
5/3/2005	Hludzinski	Jean	26,467	Common Shares	$9,263.55
5/3/2005	Hoffmeier	Susan	2,900	Common Shares	$1,014.90
5/3/2005	Hoffmeier, Jr.	Joe	2,900	Common Shares	$1,014.90
5/3/2005	Holtzinger	Brian	7,243	Common Shares	$2,535.07
5/3/2005	Pensco Trust FBO	Charles Houghton	44,031	Common Shares	$15,410.96
5/3/2005	Hughes	Kevin	61,529	Common Shares	$21,535.07
5/3/2005	Isaacs	Milton	10,282	Common Shares	$3,598.77
5/3/2005	Jarmain	Katherine	44,090	Common Shares	$15,431.51
5/3/2005	Justice	Kevin	11,751	Common Shares	$4,112.88
5/3/2005	Keen	James Matthew	1,023	Common Shares	$358.05
5/3/2005	Kilker	Anthony	61,512	Common Shares	$21,529.32
5/3/2005	Lapin	Sue P.	102,493	Common Shares	$35,872.60
5/3/2005	Longenderfer	Matthew	219,863	Common Shares	$76,952.05
5/3/2005	Ludlow	Walter James	29,378	Common Shares	$10,282.19
5/3/2005	Malatesta	Nicole	29,323	Common Shares	$10,263.01

5/3/2005	Malatesta Investments, LLC		43,984	Common Shares	$15,394.52
5/3/2005	Maloney	Jacqueline & Francis	153,781	Common Shares	$53,823.29
5/3/2005	Marone	Stacie	1,741	Common Shares	$609.18
5/3/2005	Martino	Barbara	2,888	Common Shares	$1,010.74
5/3/2005	Martino	Eugene	2,886	Common Shares	$1,010.08
5/3/2005	McGavisk	Michael	2,857	Common Shares	$1,000.00
5/3/2005	McLaughlin	Arden	1,460	Common Shares	$510.96
5/3/2005	McLaughlin	Edward J.	14,599	Common Shares	$5,109.59
5/3/2005	Michener	Patricia & Robert	1,023	Common Shares	$357.96
5/3/2005	Moen	Betty	879	Common Shares	$307.56
5/3/2005	Moore	Linda	582	Common Shares	$203.73
5/3/2005	Moyer	Mike	2,896	Common Shares	$1,013.59
5/3/2005	MRT, LLC		1,462	Common Shares	$511.64
5/3/2005	Niculae	Stefan	2,924	Common Shares	$1,023.29
5/3/2005	Oelschlegel	Ian	1,461	Common Shares	$511.23
5/3/2005	Oelschlegel	Lawrence	2,921	Common Shares	$1,022.47
5/3/2005	Ong	Sulin Yao	43,973	Common Shares	$15,390.41
5/3/2005	Pellicone	Nina	2,921	Common Shares	$1,022.47
5/3/2005	Power Financial Group, Inc.		2,926	Common Shares	$1,024.11
5/3/2005	Raspa	Robert P.	14,646	Common Shares	$5,126.03
5/3/2005	Rone	Edward	30,846	Common Shares	$10,796.30
5/3/2005	Rosen	Daniel	1,022	Common Shares	$357.86
5/3/2005	Ruth	Ralph Eric	2,924	Common Shares	$1,023.29
5/3/2005	Schiavone	Rachel	102	Common Shares	$35.85
5/3/2005	Sebastini	Joseph	35,178	Common Shares	$12,312.33
5/3/2005	Smith	Judith	3,020	Common Shares	$1,057.13
5/3/2005	Spence	Kyle	4,091	Common Shares	$1,431.84
5/3/2005	Squier	John & Linda	2,914	Common Shares	$1,020.00
5/3/2005	Truppa	Jerome	1,029	Common Shares	$360.00
5/3/2005	Wagner	Brian	29,299	Common Shares	$10,254.79
5/3/2005	Walmsley, III	George J.	2,920	Common Shares	$1,021.92
5/3/2005	Walmsley, IV	George J.	2,920	Common Shares	$1,021.92
5/3/2005	Werwinski	Edna	2,924	Common Shares	$1,023.56
5/3/2005	Werwinski	Robert N. & Elizabeth C.	292,446	Common Shares	$102,356.16
5/3/2005	Williams	Ann	3,020	Common Shares	$1,057.13
5/3/2005	Yoder	Gibson	8,724	Common Shares	$3,053.26
5/3/2005	Zenith Enterprises LLC		5,401	Common Shares	$1,890.36
5/17/2005	Beirne	William & Rebecca	5,714	Common Shares	$2,000.00
5/17/2005	Moen	Betty	143	Common Shares	$50.00
5/17/2005	Moore	Linda	429	Common Shares	$150.00
5/25/2005	Tudhope	Richard	45,000	Common Shares	$15,750.00
5/25/2005	Warren	Hildaura	1,000	Common Shares	$350.00
5/26/2005	Taylor	Steven & Carol	5,714	Common Shares	$2,000.00
6/3/2005	Mason	Dan	100,000	Common Shares	$35,000.00
6/3/2005	Roland	Gary L. & Jana C.	17,400	Common Shares	$6,090.00
6/10/2005	Abbott	Jennifer	1,700	Common Shares	$595.00
6/10/2005	Bomba	James	30,000	Common Shares	$10,500.00
6/10/2005	Brooks	Virginia	2,000	Common Shares	$700.00

6/10/2005	Emerson	Janet	2,000	Common Shares	$700.00
6/10/2005	Entrust CAMA FBO	Warren Danner IRA	80,000	Common Shares	$28,000.00
6/10/2005	Katz	Richard	1,000	Common Shares	$350.00
6/10/2005	Norsworthy	Jack	1,429	Common Shares	$500.00
6/10/2005	Rhoades	Frank L & Susanne K	1,429	Common Shares	$500.00
6/10/2005	Rhoades	Joanne	5,714	Common Shares	$2,000.00
6/10/2005	Zenith Enterprises LLC		1,000	Common Shares	$350.00
6/21/2005	Velasquez	Adriana & Domingo	1,000	Common Shares	$350.00
6/24/2005	Carlin	Alyson	28,571	Common Shares	$10,000.00
6/24/2005	Carlin Jr.	Leo J.	28,570	Common Shares	$10,000.00
6/24/2005	Cohen	Claire & Max	14,286	Common Shares	$5,000.00
6/24/2005	Darragh	Timothy	71,429	Common Shares	$25,000.00
6/24/2005	Erb Ruth	Rebecca	795	Common Shares	$278.25
6/24/2005	Hludzinski	David & Krista	14,286	Common Shares	$5,000.00
6/24/2005	Hludzinski	David & Krista	27,714	Common Shares	$9,700.00
6/24/2005	Pensco Trust FBO	Charles Houghton	17,143	Common Shares	$6,000.00
6/24/2005	Osborne	Greg	71,429	Common Shares	$25,000.00
6/24/2005	Schiavone	Rachel	900	Common Shares	$315.00
6/24/2005	Secuouler	Ira	42,857	Common Shares	$15,000.00
6/24/2005	Silverman	David & Nina	14,286	Common Shares	$5,000.00
7/5/2005	O’Malley	Kevin	100,000	Common Shares	$35,000.00
7/22/2005	Giambra	Stephen J.	49,186	Common Shares	$17,215.00
7/22/2005	Silber	H. Gregory	25,000	Common Shares	$8,750.00
7/22/2005	Taub	Stuart	28,571	Common Shares	$10,000.00
7/22/2005	Zenith Enterprises LLC		65,100	Common Shares	$22,785.00
7/29/2005	Ashton	Robert W.	28,572	Common Shares	$10,000.00
7/29/2005	Kramer	James K.	28,571	Common Shares	$10,000.00
8/4/2005	Barcola	Anthony F., Jr.	2,857	Common Shares	$1,000.00
8/4/2005	Houghton	Charles	20,000	Common Shares	$7,000.00
8/4/2005	O’Malley	Kevin	20,000	Common Shares	$7,000.00
8/9/2005	Boyle	Brian E.	28,571	Common Shares	$10,000.00
8/9/2005	Carlin Jr.	Leo J.	71,430	Common Shares	$25,000.00
8/9/2005	Daebecke	Michael R.	100,000	Common Shares	$35,000.00
8/9/2005	Goggin	Robert	28,571	Common Shares	$10,000.00
8/9/2005	Papandon	John	28,571	Common Shares	$10,000.00
8/9/2005	Perna	Stephen P.	28,571	Common Shares	$10,000.00
8/12/2005	Hludzinski	David & Krista	45,000	Common Shares	$15,750.00
8/25/2005	Goggin	Garrett	28,571	Common Shares	$10,000.00
8/25/2005	Graham	Jason	4,000	Common Shares	$1,400.00
8/25/2005	Wise	Robert	1,000	Common Shares	$350.00
10/5/2005	DiEmidio	Joseph	32,144	Common Shares	$11,250.00
10/5/2005	Harrison	Christopher C.	30,000	Common Shares	$10,500.00
10/5/2005	McNamara	Brian	28,572	Common Shares	$10,000.00
10/5/2005	Pensco Trust FBO	Charles Houghton	20,000	Common Shares	$7,000.00
10/18/2005	Stachnik	Mark & Michael	100,000	Common Shares	$35,000.00
10/18/2005	Troutner	Brian	15,000	Common Shares	$5,250.00
10/18/2005	Troutner	Jerrold	30,000	Common Shares	$10,500.00
10/25/2005	Malatesta Investments, LLC		42,857	Common Shares	$15,000.00

11/1/2005	Carlin Sr.	Leo J.	28,570	Common Shares	$10,000.00
11/14/2005	Bonkowski	Michael	2,857	Common Shares	$1,000.00
11/14/2005	Campion	Frederick	4,000	Common Shares	$1,400.00
11/14/2005	Djolakian	Alexandre	14,000	Common Shares	$4,900.00
11/14/2005	Esquivel	Enrique	64,000	Common Shares	$22,400.00
11/14/2005	Gollomp	Elida	28,571	Common Shares	$10,000.00
11/14/2005	Korda	Nancy F.	15,000	Common Shares	$5,250.00
11/14/2005	Mc Intyre	John A.	3,000	Common Shares	$1,050.00
11/14/2005	Paltrow	Jeffrey	15,000	Common Shares	$5,250.00
11/14/2005	Rivera	Gilbert	10,000	Common Shares	$3,500.00
11/14/2005	Rydare LLC	29 Stony Brook Road	42,857	Common Shares	$15,000.00
11/14/2005	Zuckerman	Daniel	15,000	Common Shares	$5,250.00
11/15/2005	Clark	James D. & Kristin	28,572	Common Shares	$10,000.00
11/15/2005	Fairey	John M.	10,000	Common Shares	$3,500.00
11/16/2005	Salas	Ricardo A.	21,429	Common Shares	$7,500.00
11/17/2005	Borbone	Michael	70,000	Common Shares	$24,500.00
11/17/2005	Borbone	Thomas	20,000	Common Shares	$7,000.00
11/17/2005	Crapps	William	6,000	Common Shares	$2,100.00
11/17/2005	Giambra	Stephen J.	7,957	Common Shares	$2,785.00
11/17/2005	Morgan Stanley IRA FBO	James J. Vincenzo	10,000	Common Shares	$3,500.00

	Total		3,757,142		$1,314,999.96

In January, 2006, the Registrant completed private placements of securities by selling to certain accredited and non-accredited investors an aggregate of 129,500 shares of its common stock at an offering price of $1.00 per share, as follows:

Date	Last Name	First Name	Security Sold		Consideration	Registration Exemption
1/20/2006	Hludzinski	Daniel	6,000	Common Shares	$6,000.00	Rule 506
1/20/2006	Hludzinski	David & Krista	25,000	Common Shares	$25,000.00	Rule 506
1/25/2006	Ciccone	Timothy	3,500	Common Shares	$3,500.00	Rule 506
1/25/2006	Paloni	Ronald	10,000	Common Shares	$10,000.00	Rule 506
1/23/2006	Hludzinski	Jean.	10,000	Common Shares	$10,000.00	Rule 506
1/26/2005	Moskey	Thomas	75,000	Common Shares	$7,500.00	Rule 506

	Total		129,500		$129,500.00

All sales were exempt under Section 4(2) of the Securities Act.

No underwriter or selling or placement agent was involved in any of the transactions described above. Proceeds from the sales are being used to further enhance and expand the operations of the Company’s retail centers, franchise expansion and support operations, distribution expenses, advertising and new lease acquisitions.

In connection with all of the offerings and sales made pursuant to Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended: (i) no advertising or general solicitation was employed in offering the securities; (ii) the offerings and sales were made to a limited number of persons and not more than 35 non-accredited investors; and (iii) transfer was restricted by the Registrant in accordance with the requirements of the Securities Act of 1933, as amended. In addition, the investors made representations, and the Registrant has made independent determinations, that certain of the investors were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment.

All of the individuals and/or entities that purchased the unregistered securities were known to the Registrant and its management through pre-existing business or personal relationships, as long standing business associates, friends, employees, relatives or members of the immediate family of management or other shareholders. All purchasers were provided access to the material information which they requested and all information necessary to verify such information, and were afforded access to management of the Registrant in connection with their purchases. All purchasers of the unregistered securities represented to the Registrant that they acquired such securities for investment and not with a view toward distribution, acknowledging such intent to the Registrant.

Item 27. Exhibits.

The following exhibits have been previously filed as part of Registrant’s Registration Statement on Form SB-2:

Exhibit Number	Description
3.1
Certificate of Incorporation of Theater Xtreme Entertainment Group, Inc. (incorporated by reference to the Company’s Annual Report on Form 10-KSB for the year ended June 30, 2005, filed on October 12, 2005).

3.2	Articles of Merger of Theater Xtreme Entertainment Group, Inc. (incorporated by reference to the Company’s Current Report on Form 8-K filed on February 17, 2005).
3.3	Amended and Restated Bylaws of Theater Xtreme Entertainment Group, Inc. (incorporated by reference to the Company’s Current Report on Form 8-K filed on February 17, 2005).
4.1	Specimen Common Stock Certificate (incorporated by reference to the Company’s Annual Report on Form 10-KSB for the year ended June 30, 2005, filed on October 12, 2005).
5.1	Opinion of Ballard Spahr Andrews & Ingersoll, LLP.
10.1	Amended and Restated 2005 Stock Option Plan (incorporated by reference to the Company’s Proxy Statement filed on November 28, 2005).
10.2	Form of Option Agreement for 2005 Stock Option Plan (incorporated by reference to the Company’s Annual Report on Form 10-KSB for the year ended June 30, 2005, filed on October 12, 2005).
10.3
Agreement and Plan of Merger by and between Theater Xtreme, Inc., BF Acquisition Group II, Inc., Scott Oglum, William R. Colucci and Dadid M. Bovi dated February 11, 2005 (incorporated by reference to the Company’s Current Report on Form 8-K filed on April 11, 2005).

10.4
Settlement Agreement by and among Scott Oglum, Theater Xtreme Entertainment Group, Inc., Kenneth Warren and Juley Dricken dated November 29, 2005 (incorporated by reference to the Company’s Current Report on Form 8-K filed on November 30, 2005).

23.1	Consent of Cogen Sklar, LLP, Independent Auditors.
23.2	Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page).

Item 28. Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

(i)  include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) reflect in the prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in this Registration Statement; and

(iii) include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be treated as a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining any liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

(iv) Any other communication that is an offer in the offering made by the Registrant to the purchaser.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(6) That, for the purpose of determining liability under the Securities Act to any purchaser: Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Newark, State of Delaware, on February 17, 2006.

Theater Xtreme Entertainment Group, Inc.
(Registrant)

By: /s/ Scott Oglum
Scott Oglum, Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

/s/ Scott Oglum	Chief Executive Officer	February 17, 2006
Scott Oglum	and Chairman
*	Chief Financial Officer	February 17, 2006
James Vincenzo
*	Corporate Vice President	February 17, 2006
Justin L. Schakelman	Director and Secretary
*	Director	February 17, 2006
David Hludzinksi
*	Director	February 17, 2006
James Ludlow
*	Director	February 17, 2006
H. Gregory Silber

*By: /s/ Scott Oglum, as Attorney-in-Fact
Scott Oglum, Attorney-in-Fact